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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.     )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Advent Software, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADVENT SOFTWARE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 9, 2013

To the Stockholders of Advent Software Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Advent Software, Inc. (the "Company" or "Advent"), a Delaware corporation, will be held on Wednesday, May 9, 2013 at 9:30 a.m., local time, at Advent's principal executive offices located at 600 Townsend Street, San Francisco, California 94103 (the "Annual Meeting"), for the following purposes:

  1.
  To elect eight directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013.

  3.
  To approve, on an advisory basis, the compensation of our named executive officers.

  4.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 11, 2013 are entitled to notice of and to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid return envelope enclosed for that purpose. Beneficial stockholders (stockholders whose stock is held by a broker or bank, often referred to as "holding in street name") can vote via the Internet or mail, as described in the Company's proxy statement. Any stockholder attending the Annual Meeting may vote in person even if he or she has already cast their vote.

/s/ RANDALL COOK Randall Cook Senior Vice President, General Counsel & Secretary
San Francisco, California March 27, 2013

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.

i

ADVENT SOFTWARE, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held On May 9, 2013

        The proxy statement and annual report to stockholders are available at https://materials.proxyvote.com/007974.

Annual Meeting and Voting Information

        The enclosed proxy is solicited by the Board of Directors (the "Board") of Advent Software, Inc. ("Advent", the "Company", "we", or "our") for use at the Annual Meeting of Stockholders to be held on Thursday, May 9, 2013 at 9:30 a.m., local time, and at any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting will be held at Advent's principal executive offices located at 600 Townsend Street, San Francisco, California 94103.

Who is entitled to vote at the Annual Meeting?

        Stockholders of record at the close of business on March 11, 2013 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 50,619,324 shares of our Common Stock were outstanding and entitled to vote.

What is the difference between holding shares as a "stockholder of record" and as a "beneficial owner"?

        Most stockholders of Advent hold their shares beneficially through a broker, bank, or other nominee rather than directly in their own name. There are some distinctions between shares held as a stockholder of record and as a beneficial owner:

        Stockholder of Record.    If your shares are registered directly in your name with Advent's transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by Advent. As the stockholder of record, you may vote by mail or in person at the Annual Meeting. If you elect to vote by mail, Broadridge Financial Solutions, Inc. has enclosed a proxy card and a postage-paid return envelope for you to use.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in a stock brokerage account or by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote the shares in your account, and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request and receive a valid proxy from your broker, bank, or nominee. Your broker, bank, or nominee has enclosed a voting instruction form for you to use in directing the broker, bank, or nominee regarding how to vote your shares. Many brokers or banks also offer voting by Internet or telephone. Please refer to your voting instruction form for instructions on the voting methods offered by your broker or bank.

What proposals will be voted on at the Annual Meeting and how does the Board of Directors recommend that I vote?

Proposal		Board Recommendation
1.	To elect eight directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.	FOR
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013.	FOR
3.	To approve, on an advisory basis, the compensation of our named executive officers.	FOR

How do I vote?

        Stockholder of Record    If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares. Stockholders of record may vote by mail or by attending the Annual Meeting.

  •
  Voting by Mail.    If you choose to vote by mail, simply mark your proxy card or voting instruction card, date and sign it, and return it to Broadridge Financial Solutions, Inc. in the postage-paid return envelope provided.

  •
  Voting at the Annual Meeting.    The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and revoke any prior proxy you may have executed and vote in person.

        The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If you sign and return your proxy card or voting instruction card but do not give voting instructions, the shares represented by that proxy card or voting instruction card will be voted as recommended by the Board of Directors.

        Beneficial Owner of Shares Held in Street Name    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name." The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you should receive materials from that organization explaining how to vote and you have the right to direct that organization on how to vote the shares held in your account. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting.

  •
  Voting by Mail.    If you choose to vote by mail, simply mark your proxy card or voting instruction card, date and sign it, and return it to Broadridge Financial Solutions, Inc. in the postage-paid return envelope provided.

  •
  Voting on the Internet.    You can also choose to vote on the Internet. The web site for Internet voting is http://www.proxyvote.com and you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

  •
  Voting at the Annual Meeting.    The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting, revoke any prior proxy you may have executed, and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

        In order to vote via the Internet, please have in front of you either your proxy card or, if you have consented to receive your materials electronically, your email notification advising that materials are available online. A reference to a website address is contained on each of the documents. Upon entering the Internet address, you will be instructed on how to proceed. If you vote on the Internet, you do not need to return your proxy card or voting instruction card. Beneficial stockholders voting via the Internet should understand that, while we and Broadridge Financial Solutions, Inc. do not charge any fees for voting by Internet, there may nevertheless be associated costs, such as usage charges from Internet access providers, for which you may be responsible. Internet voting facilities are available now and will close at 8:59 p.m., Pacific Time, on May 8, 2013.

How can I revoke my proxy or change my vote?

        You can revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by:

  •
  Sending written notification which should be received prior to the Annual Meeting and addressed to:

Corporate Secretary
Advent Software, Inc.
600 Townsend Street, Suite 500
San Francisco, California 94103

  •
  Submitting a new, properly signed and dated proxy card with a later date that is received no later than the deadline specified on the proxy card;

  •
  For beneficial owners, subsequently submitting a new proxy by Internet that is received by the deadline specified on the proxy card; or

  •
  For stockholders of record, attending the Annual Meeting and voting in person.

        Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request.

What is a quorum and why is it important?

        The quorum requirement for holding the Annual Meeting and conducting business is that the holders of a majority of the outstanding shares of common stock entitled to vote must be present in person or represented by proxy.

        Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What is a broker non-vote?

        A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

How are votes counted?

        Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

        All shares entitled to vote and represented by properly executed proxies received prior to the 2013 Annual Meeting (and not revoked) will be voted at the 2013 Annual Meeting in accordance with the instructions indicated. If you submit a proxy via the Internet, by telephone or by mail and do not make voting selections, the shares represented by that proxy will be voted as recommended by the Board of Directors.

What is the voting requirement to elect the directors (Proposal No. 1)?

        A majority of the votes cast is required for the election of each of the eight nominees for director, which means that a Board member must have more votes cast for than against his or her election in order to be reelected to the Board. Abstentions, broker non-votes, and shares not in attendance and not voted at the annual meeting will not be counted for purposes of this proposal. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law. If a director fails to obtain the required vote, the Corporate Governance Committee will work with the Board to determine whether to accept the director's resignation in accordance with our policies, as discussed further below in the section "Majority Voting Policy and Director Resignations" on page 13.

What is the voting requirement to ratify the appointment of PricewaterhouseCoopers (Proposal No. 2)?

        Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm is not required. However, as a matter of good corporate practice, the Board of Directors has conditioned its appointment of the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013 upon the receipt of the affirmative vote of a majority of the votes cast at the meeting, whether in person or by proxy. In the event that the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee and the Board of Directors. However, the Board of Directors will not be required to select different independent auditors for the Company. Even if the selection is ratified, the Board at its discretion and at the direction of the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Abstentions will be counted toward a quorum and have the effect of negative votes with respect to this proposal. Broker non-votes and shares not in attendance and not voted at the annual meeting will not be counted for purposes of this proposal.

What is the voting requirement related to providing approval on executive compensation (Proposal No. 3)?

        The affirmative vote of a majority of votes cast is required to approve, by advisory vote, executive compensation. Abstentions will be counted toward a quorum and have the effect of negative votes with respect to this proposal. Broker non-votes and shares not in attendance and not voted at the annual meeting will not be counted for purposes of this proposal.

        The results of the advisory vote are not binding. While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote when making future compensation decisions for our named executive officers.

What is the effect of not casting a vote at the 2013 Annual Meeting?

        If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the 2013 Annual Meeting.

        If you are a beneficial owner of shares held in street name, it is critical that you cast your vote if you want it to count. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Regulatory changes take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors (Proposal No. 1) and on executive compensation (Proposal No. 3), no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Advent's independent registered public accounting firm (Proposal No. 2).

What is the deadline to propose actions for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

  •
  Stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company.

  •
  In order to be eligible for inclusion, stockholder proposals must be received by the Secretary of the Company no earlier than January 11, 2014 and no later than February 10, 2014, unless the annual meeting date changes more than 30 days from the date contemplated at the time of this proxy statement, in which case notice must be received not later than the later of (i) one hundred and twenty days in advance of the meeting or (ii) ten days following the date on which public announcement of the date of the meeting is first made, in each case in accordance with our Bylaws. In addition, the proposal must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934 (the "Exchange Act"), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to: Corporate Secretary, Advent Software, Inc., 600 Townsend Street, Suite 500, San Francisco, California 94103.

Stockholder Proposals Not Intended for Inclusion in Proxy Materials and Nomination of Director Candidates

  •
  The Company's Bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. The Company's Bylaws also provide that the only business that may be conducted at an annual meeting is business that is:

  1.
  Specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors;

    2.
    Properly brought before the meeting by or at the direction of the Board of Directors; or

    3.
    Properly brought before the meeting by any stockholder who (i) is a stockholder of record at the time of giving the notice and on the relevant record date and (ii) has timely complied with the notice procedures set forth in our Bylaws. The notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

  •
  Stockholders who wish to present a proposal at the 2014 annual meeting of stockholders, but who do not intend for such proposal to be included in the proxy materials distributed by us for such meeting, must deliver timely written notice of the proposal to the Secretary of the Company who should receive such items on the dates set forth above.

  •
  Nominations for the election of directors may be made by:

  1.
  The Board of Directors; or

  2.
  Any stockholder who (i) is a stockholder of record at the time of giving the notice and on the relevant record date and (ii) has complied with the procedures set forth in our Bylaws.

  •
  Stockholder nominations to the Board of Directors must meet the requirements set forth in Section 2.2 of the Company's Bylaws. Under these requirements, nominations for election to the Board of Directors may be made at a meeting of stockholders by any stockholder who is entitled to vote in the election of directors and provides timely written notice of the nomination to the Secretary of the Company. A stockholder's notice must be delivered to or mailed and received by the Secretary of the Company not less than 45 calendar days nor earlier than 75 calendar days before the one year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials to stockholders (whichever is earlier) in connection with the previous year's annual meeting of stockholders. This notice must contain specified information concerning the nominee and concerning the stockholder proposing the nomination.

How can I obtain a copy of the Company's Bylaws?

        A copy of the Bylaws may be obtained by writing to the Secretary of the Company or by visiting our corporate website at www.advent.com and may be found as follows:

  1.
  From our main web page, first click on "About";

  2.
  Next, click on "Investor Relations";

  3.
  Next, click on "Corporate Governance"; and

  4.
  Finally, click on "Advent Bylaws."

Who is paying for the cost of this proxy solicitation?

        The cost of soliciting proxies will be borne by the Company. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses associated with forwarding solicitation materials to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies on our behalf, without receiving any additional compensation, personally or by telephone, telegram, letter, electronic mail, or facsimile.

 CORPORATE GOVERNANCE

Board of Directors

        The role of the Board is to oversee the performance of the chief executive officer and other senior management of the Company in accordance with the best interests of our stockholders. The Board has responsibility for oversight of broad corporate policies, formulation of the long-term strategic, financial and organizational goals of the Company. Management is responsible for the day-to-day operations of the Company. In fulfilling its role, each director is expected to exercise his or her business judgment on an informed basis, in good faith, and in the belief that the action being taken is in the best interests of the Company. The Board is currently composed of eight persons and, other than Ms. DiMarco and Mr. Hess, all directors are "independent" under the applicable standards of the U.S. Securities and Exchange Commission (SEC) and The NASDAQ Stock Market.

Board Leadership

        Our company is led by our Chief Executive Officer and President, Mr. Peter Hess, who joined Advent in 1994, was appointed as President of Advent in December 2008 and was promoted to CEO and President in June 2012. As of the date hereof, our Board of Directors is comprised of Ms. DiMarco, Mr. Hess and six independent directors. Mr. John H. Scully has been the Chairman of our Board since December 2003. Our CEO is responsible for establishing the strategic direction of the Company and overseeing the leadership and performance of the Company, while the Chairman of the Board leads the Board in its role of providing advice to, and oversight of, management. The Chairman, in consultation with the CEO, sets the agenda for meetings of the Board, presides over Board meetings, acts as a liaison between the CEO and the independent directors, regularly communicates with the CEO and chairs any sessions or meetings of independent directors.

        The Board of Directors has adopted and refined our Corporate Governance Principles that set forth our principal corporate governance policies, including the oversight responsibilities of the Board of Directors. A current copy of the Corporate Governance Principles is available on our corporate website at www.advent.com and may be found as follows:

  1.
  From our main web page, first click on "About";

  2.
  Next, click on "Investor Relations";

  3.
  Next, click on "Corporate Governance"; and

  4.
  Finally, click on "Corporate Governance Principles."

        In addition, we have a mechanism for stockholders to communicate directly to our independent directors as a group or with any individual director. See "Communication with the Board" below.

        The Board has three standing committees—Audit, Compensation, and Corporate Governance and Nominating. Each of the Board committees is comprised solely of independent directors, with each of the three committees having a separate chair. In addition, each committee has a charter that sets forth its purpose and principal responsibilities. As provided in our Corporate Governance Principles, our independent directors meet in executive sessions at each regular Board meeting.

        Our directors represent a broad range of industry experience having had senior management leadership experience at the policy-making level in business and technology and in areas relevant to the Company's business, and regularly contribute to the effective oversight of the business and affairs of the Company. We believe that our directors should be of good character and possess sound judgment and high integrity. We do not believe that appointing a lead independent director would improve the performance of the current Board given the existence of our independent Chairman of the Board. However, on an annual basis, as part of our governance review, the Board (led by the Corporate

Governance and Nominating Committee) evaluates our leadership structure to ensure that it remains an effective structure for our Company and our stockholders.

        We believe that our leadership structure has been effective for the Company. We believe that having a Chief Executive Officer to lead the Company, with an independent Chairman of the Board and experienced, independent chairs for each of our Board committees as appointed by the Board provides the appropriate form of leadership for our Company at this time.

Risk Oversight

        The Company's senior management is responsible for assessing and managing the Company's risks on a day-to-day basis. Our Board of Directors is responsible for overseeing the Company's overall enterprise risk management. Our Audit Committee is responsible for providing oversight of the Company's risk management with respect to significant financial and accounting policies and our Compensation Committee oversees risks related to our compensation policies. Both the Audit and Compensation Committees report their findings to the full Board of Directors. In addition, at its meetings, the Board discusses risks that the Company faces and management highlights what it believes to be the most relevant risks to the Company. Furthermore, the Board's oversight of enterprise risk involves assessment of the risk inherent in the Company's long-term strategies reviewed by the Board, as well as other matters brought to the attention of the Board. We believe that the structure and experience of our Board allows our directors to provide effective oversight of risk management. As a technology company, we believe innovation and technological advancement includes a certain amount of measured risk taking. The Board, however, recognizes that it is the Company's and its management's responsibility to identify and attempt to mitigate those risks that could cause significant damage to the Company's business or stockholder value.

Governance Principles, and Code of Business Ethics and Conduct

        The Board has adopted Corporate Governance Principles. In addition, the Company has adopted a Code of Business Ethics and Conduct for its directors, officers, and employees, including its principal executive and senior financial officers. These materials are available on the Investor Relations section of the Company's web site, www.advent.com. If the Board makes any substantive amendment to this Code of Business Ethics and Conduct or grants any waiver, including any implicit waiver, from the provisions of the Code to one of our principal executive or senior financial officers, we will disclose the nature of the amendment or waiver on Advent's web site, located at www.advent.com, or in a Current Report on Form 8-K filed with the SEC.

Director Independence

        The Board has determined that all current directors other than Ms. DiMarco and Mr. Hess are "independent directors" as defined in the corporate governance listing standards of The Nasdaq Stock Market and under the rules of the SEC.

        In the course of the Board's determination regarding the independence of each non-employee director, the Board of Directors considered the annual amount of Advent's sales to, or purchases from, any company where a non-employee director serves as an executive officer. The Board of Directors determined that any such sales or purchases were made in the ordinary course of business and the amount of such sales or purchases in each of the past three fiscal years was less than 5% of Advent's or the applicable company's consolidated gross revenues for the applicable year.

Indemnification Agreements

        The Company has entered into indemnification agreements with each of its directors, certain members of the Executive Management Team (EMT) and certain employees of the Company. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by Delaware law.

Committees of the Board

        The Board has established three standing Committees to assist it with the performance of its responsibilities: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The membership of each committee as of the date of this proxy statement, the number of meetings held by each committee in fiscal 2012 and other descriptive information is summarized below.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Stephanie G. DiMarco
David P.F. Hess Jr.
Asiff S. Hirji		X(1)
James D. Kirsner	X	Chair(2)
Christine S. Manfredi	X
John H. Scully			Chair
Robert M. Tarkoff		X(3)
Wendell G. Van Auken	Chair		X
Total Meetings in 2012	5	4	5
Total Actions by Unanimous Written Consent in 2012	0	12(4)	2

(1)
Effective May 9, 2012, Mr. Hirji was appointed as a member of the Compensation Committee.

(2)
Effective May 9, 2012, Mr. Kirsner was appointed as Chairman of the Compensation Committee.

(3)
Effective October 17, 2012, Mr. Tarkoff was appointed as a member of the Compensation Committee.

(4)
The purpose of the Actions by Unanimous Written Consent was primarily to approve equity awards to non-executive employees of the Company.

        Audit Committee.    As of the date of this proxy statement, the Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, consists of Ms. Manfredi and Messrs. Kirsner and Van Auken, each of whom is "independent," as defined by the listing standards of The Nasdaq Stock Market for audit committee members and meets the criteria for independence under relevant SEC rules. Mr. Van Auken is the Chairman of the Audit Committee. The Board of Directors has determined that Ms. Manfredi and Messrs. Kirsner and Van Auken are "audit committee financial experts" as defined under the rules of the SEC. The Audit Committee acts pursuant to a written charter adopted and approved by the Board of Directors, which is available at the Company's web site, www.advent.com. For a description of the Audit Committee responsibilities, see "Audit Committee Report for the Year Ended December 31, 2012" and the "Responsibilities and Duties" section on the Audit Committee Charter.

        Compensation Committee.    As of the date of this proxy statement, the Compensation Committee consists of Messrs. Hirji, Kirsner and Tarkoff, each of whom is "independent" as defined in the listing standards of The Nasdaq Stock Market and relevant SEC and IRS rules. Mr. Kirsner is the Chairman of the Compensation Committee. The Compensation Committee acts pursuant to a written charter adopted and approved by the Board of Directors, which is available at the Company's web site, www.advent.com. For a description of the Compensation Committee's responsibilities, see the

"Responsibilities and Duties" section in the Compensation Committee Charter. See also "Compensation Committee Report for the Year Ended December 31, 2012" and "Compensation Discussion and Analysis."

        Corporate Governance and Nominating Committee.    As of the date of this proxy statement, the Corporate Governance and Nominating Committee consists of Messrs. Scully and Van Auken, each of whom is "independent" as defined in the listing standards of The Nasdaq Stock Market and relevant SEC rules. Mr. Scully is the Chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee acts pursuant to a written charter adopted and approved by the Board of Directors, which is available at the Company's web site, www.advent.com. The Corporate Governance and Nominating Committee is responsible for, among other things, (i) development and review of general criteria regarding the qualifications and selection of board members and recommending candidates for election to the Board of Directors, (ii) developing, maintaining and enforcing principles of corporate governance, which include the review of any proposed amendments to the Company's Certificate of Incorporation and Bylaws and any stockholder proposals related to corporate governance, (iii) evaluating the performance of the Board of Directors, and (iv) reviewing and making recommendations regarding the composition and mandate of Board committees.

Meeting Attendance; Annual Meeting

        During 2012, the Board of Directors held a total of ten meetings and took action four times by unanimous written consent. No incumbent director during the last year, while a member of the Board of Directors, attended fewer than 75% of (i) the total number of meetings of the Board of Directors or (ii) the total number of meetings held by all committees on which such director served.

        Although the Company does not have a formal policy regarding attendance by members of the Board at the Company's Annual Meeting of Stockholders, the Company encourages, but does not require, directors to attend. Five members of the Company's Board of Directors attended the Company's 2012 Annual Meeting in person or via telephone.

Communication with the Board

        Any stockholder who desires to contact our Board of Directors may do so by writing to: Board of Directors, c/o Chairman of Corporate Governance and Nominating Committee, Advent Software, Inc., 600 Townsend Street, Suite 500, San Francisco, California 94103. Communications will be distributed to the Chairman of the Board or the other members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE MATTERS

Process for Nominating Directors

        The Corporate Governance and Nominating Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and identifying, considering and recommending candidates for election to the Board of Directors. It is the policy of the Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Advent Software, Inc., Corporate Secretary, 600 Townsend Street, Suite 500, San Francisco, California 94103, and must include the candidate's name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, and evidence of the recommending person's ownership of the Company's Common Stock. Stockholder nominations to the Board of Directors must meet the requirements set forth in the Company's Bylaws and applicable law.

        The Committee's general process and criteria for identifying and evaluating the candidates that it recommends to the full Board for selection as director nominees are as follows:

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  The Committee regularly reviews the composition and size of the Board.

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  In evaluating and identifying candidates, the Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

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  In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments and the like, and (3) such other factors as the Committee may consider appropriate. While the Board does not have a specific diversity policy, the Board considers diversity of race, ethnicity, gender, age, cultural background and professional experience, which the Board recognizes as contributing to a diversity of viewpoints and effective decision-making.

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  While the Committee has not established specific minimum qualifications for Director candidates, the Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level, including an understanding of the financial services industry and Advent's business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

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  With regard to candidates who are properly recommended by stockholders or by other means, the Committee will review the qualifications of any such candidate, which review may, at the Committee's discretion, include interviewing references for the candidate, direct interviews with the candidate, background checks by the Committee or by a third party service provider or other actions that the Committee deems necessary or proper.

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  The Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

        After completing its review and evaluation of director candidates, the Committee recommends the director nominees for selection to the full Board of Directors.

Majority Voting Policy and Director Resignations

        In accordance with the Company's Bylaws, if there is no contested election of directors (i.e. the number of candidates for election as directors does not exceed the number of directors to be elected), a nominee for election or reelection to the Company's Board of directors must receive more votes cast for than against his or her election or reelection in order to be elected or reelected to the Board. The Board shall nominate for election or reelection as director only candidates who have tendered, as part of the nomination process, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next stockholders' meeting at which they face reelection and (ii) Board acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who have tendered, in connection with their appointment to the Board, the same form of resignation tendered by other directors in accordance with this policy.

        If an incumbent director fails to receive the required vote for reelection, the Corporate Governance Committee will act on an expedited basis to determine whether to accept the director's resignation and will submit such recommendation for prompt consideration by the Board. The Board will determine whether to accept or reject such resignation within 90 days from the certification of the election results. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director's resignation and their decision regarding such resignation would be based upon the specific facts and circumstances presented. Among the factors that might impact the decision of the Board include the underlying reasons for the failure of the nominee to receive a majority of votes, the tenure, qualifications and past and expected future contributions of the nominee, the ability to replace the nominee, and the overall composition of the Board, including whether accepting the resignation would cause the Company to fail to meet the requirements of any law, regulation, or rule, including the regulations of the SEC or the rules of any exchange on which the Company's shares are listed or traded. The Board's rationale for its decision shall be promptly disclosed in accordance with the rules and regulations of the SEC and any applicable corporate policies.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Eight directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's eight nominees named below. In the event any nominee is unable or declines to serve as a director at the time of the 2013 Annual Meeting, the proxies will be voted for any nominee who may be proposed by the Corporate Governance and Nominating Committee and designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. Eight nominees are currently directors, seven of which were elected to the Board by the stockholders at the last annual meeting. Mr. Tarkoff was appointed to the Board in September 2012 upon the recommendation of the Corporate Governance and Nominating (CG&N) Committee. Mr. Tarkoff was recommended to the CG&N Committee by Mr. Hess. After conducting its evaluation, including interviews with Mr. Tarkoff, the CG&N Committee recommended the election of Mr. Tarkoff to the Board of Directors. The CG&N Committee, after conducting its evaluation, recommended each of the nominees for election by the stockholders to the Board of Directors. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been duly elected and qualified.

        We believe that our directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They should also have an inquisitive and objective perspective, practical wisdom and mature judgment. We also endeavor to have a Board representing a range of experiences at policy-making levels in business, finance and technology and in other areas that are relevant to the Company's activities. The evaluation of director nominees by the Corporate Governance and Nominating Committee also takes into account diversity in terms of age, experience and background.

        Below we identify and describe the key experience, qualifications and skills of directors that are most relevant to the Company's business and operations. The directors' experiences, qualifications and skills that the Board considered in their re-nomination are included in their individual biographies.

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  Leadership experience.    Directors with experience in significant leadership and executive management positions at the policy-making level. These people generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth. Through their experience, they commonly have access to important sources of market knowledge, analysis and relationships that may benefit the Company.

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  Finance experience.    Directors with an understanding of finance, financial reporting processes and other operating metrics. The Company measures its operating and strategic performance by reference to financial targets and certain operating metrics. Accurate financial reporting and robust auditing are critical to the Company's reporting processes and obligations. We seek to have a number of directors who qualify as audit committee financial experts, and we expect all of our directors to be financially knowledgeable.

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  Industry experience.    Directors with experience as executives, directors or other leadership positions in the industries in which we participate. Because the financial services sector that we serve is extremely complex, rapidly evolving and heavily regulated, having directors with an understanding of our customer base is important in strategic planning, product development and competitive analysis.

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  Technology experience.    Directors with a background in technology because our success depends on developing and investing in new technologies and access to new ideas.

 Information Regarding Director Nominees

        As of our record date of March 11, 2013, the Board of Directors had eight members. Mr. Tarkoff is standing for election for the first time while the remaining seven Board members are standing for re-election, all to hold office until the next annual meeting of stockholders. The name of and certain information regarding the director nominees as of March 11, 2013 are set forth below.

Name	Age	Position(s) with the Company	Director Since
John H. Scully	68	Chairman of the Board	2003
David P.F. Hess Jr.	42	Chief Executive Officer, President and Director	2012
Stephanie G. DiMarco	55	Director	1983
Asiff S. Hirji	47	Director	2011
James D. Kirsner	69	Director	2006
Christine S. Manfredi	62	Director	2009
Robert M. Tarkoff	44	Director	2012
Wendell G. Van Auken	68	Director	1995

John H. Scully

        Mr. John H. Scully has been a director since October 2003 and was appointed Chairman of the Board in December 2003. Mr. Scully currently serves as managing director of SPO Partners & Co., a private investment firm he co-founded in 1991, and is a director of Plum Creek Timber Company. He is also the Vice Chairman of Stanford Hospital and Clinics. In addition, Mr. Scully is chairman and founder of the Making Waves Educational Program. Mr. Scully holds an A.B. from Princeton University's Woodrow Wilson School of Public and International Affairs and an M.B.A. from Stanford University.

        Mr. Scully has significant private equity, investment and executive management experience, and brings to the Company a unique perspective on the needs of its clients. His background and experience provides important insight to the Board for trends and best practices within the financial industry.

Director qualifications:

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  Leadership, finance and industry experience—Managing Director of an investment firm.

David P.F. Hess Jr.

        Mr. David P.F. Hess Jr. joined Advent in 1994 and currently serves as Chief Executive Officer and President of Advent. Mr. Hess is responsible for the Company's global operations. Mr. Hess has served as Chief Executive Officer of Advent since June 2012, and as President of Advent since December 2008. From February 2007 to December 2008, Mr. Hess served as Executive Vice President and General Manager of Advent's Investment Management Group. From May 2004 to February 2007, Mr. Hess served as Executive Vice President and General Manager of our Global Accounts group. In this role, Mr. Hess had global responsibility for strategy, product marketing, sales, services, and support of Advent solutions for the asset management industry's largest firms. Mr. Hess has held a variety of other positions in the company including Vice President of Sales and Vice President of Marketing. Mr. Hess holds a B.A. from Princeton University.

        Mr. Hess' active involvement with the Company since 1994 provides the Board with invaluable knowledge and a comprehensive understanding of the Company's mission and goals. His knowledge of the Company, its market and its customers, along with his leadership capabilities and business acumen, bring enormous value to the Company and its success.

Director qualifications:

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  Leadership, industry and technology experience—CEO and President of the Company.

Stephanie G. DiMarco

        Ms. Stephanie G. DiMarco founded Advent in June 1983 and has been involved in the Company's operations for 30 years. She served as Chairman of the Board from November 1995 until December 2003. Ms. DiMarco served as Chief Executive Officer from December 2003 through June 2012, after serving on an interim basis from May 2003. After serving as the interim Chief Financial Officer from July 2008 to December 2008, Ms. DiMarco was appointed to serve as Chief Financial Officer from December 2008 to September 2009. She also served as President from June 1983 to April 1997 and again from May 2003 to December 2008, and as Chief Executive Officer from June 1983 to November 1999. She is a former member of the Board of Trustees of the UC Berkeley Foundation, serves on the Advisory Board of the College of Engineering at the University of California, Berkeley, and is a Board member of Artisan Partners, an investment management firm, and Summer Search, a non profit organization. Ms. DiMarco holds a B.S. in Business Administration from the University of California at Berkeley.

        Ms. DiMarco's extensive experience as founder of the Company provides the Board with a wealth of knowledge and understanding of the Company's history and operations.

Director qualifications:

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  Leadership, finance, industry and technology experience—Founder and former Chief Executive Officer of the Company.

Asiff S. Hirji

        Mr. Asiff S. Hirji has been a director since September 2011. Mr. Hirji is currently a Partner with TPG Capital and helps lead their efforts in Financial Services, Technology and E-commerce. Prior to joining TPG, Mr. Hirji was an officer of TD Ameritrade from 2003 to 2007 including serving as President and COO. From 2002 to 2003 Mr Hirji was a Partner at Bain & Company and a leader of their IT and Financial Services practices. Mr. Hirji holds a B.S. in Computer Science from the University of Calgary and an MBA with honors from the University of Western Ontario. Mr Hirji has also served as a director of Citrix Systems since 2006.

        Mr. Hirji brings valuable insight to the Board through his private equity and investment experience, and has a deep understanding of the financial services industry and technology companies.

Director qualifications:

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  Leadership, finance, industry and technology experience—Partner in investment firm.

James D. Kirsner

        Mr. James D. Kirsner has been a director since January 2006. Mr. Kirsner currently serves on the boards of directors of Cool Systems, Inc. and Fair Isaac Corporation. Mr. Kirsner also served on the board of Ask Jeeves, Inc. from 2001 to 2005 and served on the board of Bank of Marin Bancorp from 2000 until 2009. Mr. Kirsner retired from Arthur Andersen in 1993 as a partner, having joined its Audit and Business Advisory Practice in 1967. During Mr. Kirsner's tenure at Arthur Andersen, he provided a wide range of professional services, primarily to financial services firms. Mr. Kirsner then served as Chief Financial Officer and head of Barra Ventures at Barra, Inc., a leading investment risk management services company from 1993 to 2001. Most recently, Mr. Kirsner was a consultant and interim Chief Operations Officer for Tukman Capital Management throughout 2001. Mr. Kirsner holds a B.S. degree in Economics and an M.S. degree in Accounting from the Wharton School of the

University of Pennsylvania. Mr. Kirsner was also a general course student at the London School of Economics. Mr. Kirsner received his CPA distinction in 1970 and currently holds an inactive California CPA license.

        Through his professional career, Mr. Kirsner has developed extensive financial and accounting expertise which provides the Board with important perspectives on understanding the impact of various financial and accounting issues. His tenure in a public accounting role and his experience as the CFO of a public company enhances the Board's knowledge of financial reporting matters.

Director qualifications:

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  Leadership, finance and industry experience—former partner of an accounting firm, former CFO of an investment risk management services company, former Chief Operating Officer of an investment management firm, former and current member of the boards of directors of several companies.

Christine S. Manfredi

        Ms. Christine S. Manfredi has been a director since March 2009. Ms. Manfredi retired from Wellington Management Company, LLP in December 2008, having joined the firm in December 1988 and served as a partner since 1996. From 1988 to 2008, she was Director of Investment Administration and elected Senior Vice President in 1996. Prior to joining Wellington, she held several senior management positions at Shawmut Bank from 1983 to 1988. As Vice President in the Mutual Fund division, she was responsible for mutual fund administration, custody and shareholder services. As Division Head and Senior Vice President of the Investment Securities division, Ms. Manfredi was responsible for Shawmut's securities processing, custody and safekeeping and stock transfer functions. Ms. Manfredi graduated cum laude and holds a B.S. degree in Accounting from Bentley College. Ms. Manfredi received her CPA distinction in 1975.

        As Director of Investment Administration at Wellington Management Company, Ms. Manfredi was responsible for client and fund administration, investment operations, performance services and client cash flow processes. She was Chairman of Wellington's Error Resolution Council and the Investment Administration Advisory Group, and was also a member of the firm's Operating and Risk Management Committees. Ms. Manfredi's professional experiences provides the Board valuable insight into financial institution operations and the needs of the Company's clients, as well as an in-depth understanding of trends and best practices within the investment mangement industry.

Director qualifications:

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  Leadership, finance and industry experience—former partner in investment management firm.

Robert M. Tarkoff

        Mr. Robert M. Tarkoff has been a director since September 2012. Mr. Tarkoff is currently President and CEO of Lithium Technologies and has been responsible for its strategic direction and operation since September 2011. From April 2008 to September 2011, he served as Senior Vice President and General Manager of Adobe Systems Incorporated's Digital Enterprise Solutions business unit. Prior to joining Adobe, Mr. Tarkoff held several executive positions at EMC Corporation, Documentum, Inc. and Commerce One, Inc. Earlier in his career, Mr. Tarkoff was an associate attorney at the law firm of Wilson Sonsini Goodrich & Rosati, P.C. Additionally, Mr. Tarkoff is a member of the board of advisors for the Lawrence Hall of Science and has previously served on the board of directors for Borland Software Corporation and Onyx Software. Mr. Tarkoff holds a J.D. from Harvard Law School and a B.A. degree from Amherst College.

        As a result of his current executive position at Lithium Technologies, Inc., as well as his former positions as a senior executive at other technology organizations, Mr. Tarkoff provides the Board with extensive and relevant executive leadership, worldwide operations and technology industry experience.

Director qualifications:

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  Leadership and technology experience—CEO and President of a technology company and former senior executive of several technology companies.

Wendell G. Van Auken

        Mr. Wendell G. Van Auken has been a director since September 1995. Mr. Van Auken is currently a Partner Emeritus at Mayfield Fund. He became a General Partner at the firm in October 1986 and is a Managing Director of various investment entities affiliated with Mayfield. He has led investments in a wide range of industries, particularly in B2B e-commerce, the information and financial service areas, and the convergence of the Internet and traditional broadcast industries. Before joining Mayfield Fund, Mr. Van Auken had a career as a Founding Officer, Executive, Chief Financial Officer and/or Chief Executive Officer for three startups in diverse industries: Sunset Designs, System Industries, and Infinitek. He started his career in computer manufacturing operations at Hewlett Packard in 1968. Mr. Van Auken is a Director of Montgomery Street Income Securities Inc., a management investment company. Mr. Van Auken holds a B.E.E. from Rensselaer Polytechnic Institute and an M.B.A. from Stanford University.

        Mr. Van Auken's investment experience, executive management experience, and financial expertise as well as his length of service on the Board provides the Board with valuable knowledge, unique insights and operational perspective and helps ensure appropriate oversight of our financial reporting and accounting risks.

Director qualifications:

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  Leadership, finance and industry experience—current partner emeritus/former general partner of a venture capital firm, former entrepreneur/business executive of several companies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

AUDIT COMMITTEE MATTERS

Audit Committee Report for the Year Ended December 31, 2012

        The Audit Committee provides oversight of the Company's accounting and financial reporting processes and the audit of the consolidated financial statements of the Company. The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the integrity of Advent's consolidated financial statements, compliance with legal and regulatory requirements related to financial affairs and reporting, the independent registered public accounting firm's (the "auditors") qualifications, independence and performance, and Advent's system of internal controls regarding finance, accounting and legal compliance.

        The management of the Company is responsible for establishing and maintaining internal control over financial reporting and for preparing the Company's consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements and effectiveness of the Company's internal control over financial reporting. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare or certify the Company's financial statements or guarantee the audits or reports of the independent auditors, nor is it the duty of the Audit Committee to certify that the independent auditor is "independent" under applicable rules. These are the fundamental responsibilities of Company management and the independent auditors.

        In the performance of its oversight function, the Audit Committee has:

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  reviewed and discussed the audited consolidated financial statements with PricewaterhouseCoopers LLP and Advent management;

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  discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended and adopted by the Public Company Accounting Oversight Board in Rule 3200T;

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  received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP's communication with the Audit Committee, concerning independence and has discussed with PricewaterhouseCoopers LLP its independence.

        Based upon such discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Advent's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the United States Securities and Exchange Commission (SEC).

        The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Committee is composed of three independent directors, Christine S. Manfredi, James D. Kirsner and Wendell G. Van Auken, each of whom is an independent director as defined under Nasdaq rules and meets the criteria for independence set forth under relevant SEC rules. The Board has determined that Ms. Manfredi, Messrs. Kirsner and Van Auken qualify as audit committee financial experts, as defined under relevant SEC rules.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Wendell G. Van Auken (Chair) Christine S. Manfredi James D. Kirsner

Pre-Approval Policies

        Under the Charter of the Audit Committee, the Audit Committee has to pre-approve audit and permissible non-audit services provided to the Company by the independent registered public accounting firm. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

Fees to Independent Registered Public Accounting Firm

        The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the year ended December 31, 2012 and 2011 and fees incurred for other services rendered by PricewaterhouseCoopers LLP during those periods (in thousands).

	2012	2011
Audit Fees(1)	$1,305	$1,241
Audit-Related Fees(2)	—	50
Tax(3)	28	77
Other	2	2

Total	$1,335	$1,370

(1)
The audit fees for the years ended December 31, 2012 and 2011 reflect fees incurred for professional services rendered in connection with the integrated audits of the Company's annual financial statements and internal control over financial reporting, reviews of the Company's quarterly financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as issuance of consents, and assistance with and review of documents filed with the Securities and Exchange Commission.

(2)
The audit-related fees for the year ended December 31, 2011 reflect fees incurred for assurance and related services rendered by the principal accounting firm that are reasonably related to the performance of the audit or review of the Company's annual and quarterly financial statements, and are not reported under "Audit Fees." Audit-related services principally include due diligence in connection with acquisitions, audits, and other accounting services in connection with proposed or consummated acquisitions.

(3)
The tax fees for the year ended December 31, 2012 were for assistance with the Franchise Tax Board examination and international tax consulting services. The tax fees for the year ended December 31, 2011 were for services related to the Franchise Tax Board examination and acquisitions.

        For the years ended December 31, 2012 and 2011, all audit, audit-related and tax fees shown in the table above were pre-approved by the Audit Committee.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2013. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1989. Although stockholder ratification of the Board's selection of independent auditors is not required, the Company is submitting the selection of PricewaterhouseCoopers LLP to stockholder ratification so that the stockholders may participate in this important corporate decision. If not ratified, the Board of Directors will reconsider the selection, although the Board of Directors will not be required to select different independent auditors for the Company.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013. THE EFFECT OF AN ABSTENTION IS THE SAME AS A VOTE "AGAINST" THE RATIFICATION OF THE APPOINTMENT.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Company is providing its stockholders as required pursuant to Section 14A of the Securities Exchange Act with the opportunity to cast an advisory non-binding vote to approve the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the "Compensation Discussion and Analysis", the compensation tables, and the narrative discussion set forth on pages 27 to 48 of this Proxy Statement. This non-binding advisory vote is commonly referred to as a "say on pay" vote.

        Our Compensation Committee is responsible for reviewing and approving our executive compensation program. Our executive compensation program is designed to provide a competitive and internally equitable compensation and benefits package that reflects company performance, job complexity and strategic value of the position, while ensuring long-term retention, motivation and alignment with the long-term interests of Advent's stockholders. Advent's executive compensation program is designed to achieve four primary objectives:

  1.
  Attract and retain highly skilled executives who will create and sustain long term stockholder value.

  2.
  Reinforce a pervasive focus on improving market position and achieving the Company's operational objectives.

  3.
  Support a strong pay-for-performance culture that provides above average compensation commensurate with strong performance.

  4.
  Align the interests of the EMT with interests of the Company's stockholders, in order to enhance long-term stockholder value.

        We believe the compensation program for our named executive officers has been instrumental in helping Advent continue to achieve strong financial performance in the challenging macroeconomic environment in the Company's market over the past few years. We encourage you to carefully review the "Compensation Discussion and Analysis" beginning on page 27 of this Proxy Statement for additional details on Advent's executive compensation, including the Company's compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our named executive officers.

        We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote, on an advisory basis, "For" the compensation of our named executive officers as disclosed in this proxy statement.

        While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

COMPENSATION COMMITTEE MATTERS

Scope of Authority

        The Compensation Committee's responsibilities, which are discussed in detail in its charter, include, among other duties:

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  Review and approval, for the CEO and the Executive Management Team (EMT) of the Company, of (i) annual base salary, (ii) annual incentive bonus, including the specific goals and amount, (iii) equity compensation, (iv) any employment agreement, severance arrangement and change in control agreement/provision, (v) any signing bonus or payment of relocation costs and (vi) any other material benefits, compensation or arrangements not available to employees generally;

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  Specifically with respect to the CEO, review and approval of corporate goals and objectives relevant to the compensation of the CEO, evaulation of his or her performance in light thereof, and consideration of identified and other factors related to the performance of the Company;

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  Oversight of the Company's equity compensation plans and acting as the administrator of such plans;

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  Oversight of the Company's overall compensation plans and benefits, including the Company's 401(k) plan and bonus plans and making recommendations to the Board with respect to improvements or changes to such plans or the adoption of new plans when appropriate;

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  Evaluation on a periodic basis of the competitiveness of (i) the compensation of the CEO and the EMT of the Company and (ii) the Company's overall compensation plans;

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  Review and discussion with management of the Company's Compensation Discussion and Analysis that is included in this proxy statement as required by the applicable rules and regulations of the Securities and Exchange Commission ("SEC Rules") and any other applicable rules and regulations;

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  Preparation and publishing of an annual Compensation Committee report in this proxy statement as required by SEC Rules;

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  Periodic review and reassessment of the adequacy of the Compensation Committee Charter and recommendation of any proposed changes to the Board for approval;

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  Overseeing management's determination as to whether the compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company;

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  Establishing and administering stock ownership guidelines applicable to members of the Board, CEO and EMT members directly reporting to the CEO; and

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  Evaluation of director compensation, consulting with outside consultants as appropriate and making recommendations to the Board regarding director compensation.

Compensation Committee Interlocks and Insider Participation

        The Company's Compensation Committee was formed in October 1995 and as of the date hereof is composed of Messrs. Hirji, Kirsner and Tarkoff. No interlocking relationship exists between any EMT members or member of the Company's Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries. The Compensation Committee is composed entirely of independent members of the Board, as determined under Nasdaq, SEC and Internal Revenue Code rules.

 Compensation of Non-Employee Directors

        The Compensation Committee of the Board evaluates and makes recommendations to the Board regarding the form and amount of compensation for non-employee directors. Directors who are employees of Advent receive no additional compensation for service on the Board. Advent's director compensation program is designed to enable continued attraction and retention of highly qualified directors by ensuring that director compensation is in line with peer companies competing for director talent, and is designed to address the time, effort, expertise and accountability required of active Board membership. In general, the Compensation Committee and the Board believe that annual compensation for non-employee directors should consist of both a cash component, designed to compensate members for their service on the Board and its Committees, and an equity component, designed to align the interests of directors and stockholders and, by vesting over time, to create an incentive for continued service on the Board.

        The Compensation Committee regularly reviews director compensation, including, among other things, comparing Advent's director compensation practices with those of other public companies of comparable size. In conducting such reviews, the Compensation Committee retains the services of an independent compensation consultant. In 2013, the Compensation Committee retained the independent compensation consultant Compensia, Inc. (Compensia) to conduct a review, after which the Board elected to make no changes to director compensation.

  Cash Compensation

        All retainers and fees are paid quarterly in arrears, and the non-employee directors are eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with Advent's policy.

        Non-employee directors are entitled to receive annual cash retainers for their service as a Chairman or Member on the Board and its Committees as set forth in the table below:

	Chairman Retainer	Member Retainer
Board of Directors	$40,000	$30,000
Audit Committee	$25,000	$15,000
Compensation Committee	$15,000	$10,000
Corporate Governance and Nominating Committee	$10,000	$5,000

  Equity Compensation

        The Compensation Committee may recommend changes to the levels of equity award grants, which must be approved by the full Board. Effective February 11, 2010, each non-employee director became eligible to receive the following awards of stock appreciation rights (SARs) and restricted stock units (RSUs) under the 2002 Stock Plan:

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  Initial equity grant value upon joining the Board of approximately $200,000. Approximately 70% or $140,000 of the grant value is awarded in SARs(1)(5) and approximately 30% or $60,000 is awarded in RSUs(2)(6).

  •
  Annual equity grant value upon re-election to the Board of approximately $120,000(4). Approximately 70% or $84,000 of the grant value is awarded in SARs(3)(5) and approximately 30% or $36,000 is awarded in RSUs(3)(6).

        In the event of a merger with or into another corporation, or other change in control, each non-employee director shall fully vest in and have the right to exercise all of his or her outstanding equity compensation (including outstanding stock options, SARs, RSUs, or performance shares). Upon a director's retirement from the Board, the director's unvested options, SARs and RSUs are canceled and returned to the Plan.

Non-Employee Director Compensation Table

        In May 2012, each non-employee director, other than Mr. Scully and Mr. Tarkoff, received their annual equity compensation (8,470 shares of SARs and 1,320 shares of RSUs) pursuant to the 2002 Stock Plan. Mr. Scully waived all compensation in fiscal 2012. Mr. Tarkoff was appointed to the Company's Board in September 2012 and received an initial SAR and RSU grant of 14,113 and 2,199 shares, respectively, upon his appointment to the Board.

(1)
Vests over four years with 25% of the shares vesting one year after the date of grant and the remainder vesting in equal monthly installments over the ensuing three years.
(2)
Vests over four years with 50% of the shares vesting two years after the date of grant and 50% vesting four years after the date of grant.
(3)
Vests 100% one year after the date of grant.
(4)
The amount of SAR and RSU awards to be granted for the annual equity grant are determined during the Company's annual budgeting process, which occurs at the end of the prior fiscal year.
(5)
SAR awards are valued based on aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, "Compensation-Stock Compensation."
(6)
RSU awards are valued based on the number of shares awarded multiplied by the closing price of the stock on the date of grant.

        The following table summarizes cash and equity compensation of our non-employee directors during fiscal 2012, 2011 and 2010 with respect to their Board service:

Name	Fiscal Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(6)	Option Awards ($)(2)(6)	All Other Compensation ($)	Total ($)
Asiff S. Hirji(3)	2012	36,452	35,376	71,113	—	142,941
	2011	8,917	53,430	128,870	—	191,217
James D. Kirsner	2012	58,226	35,376	71,113	—	164,715
	2011	55,000	36,848	71,235	—	163,083
	2010	55,000	38,403	67,829	—	161,232
Christine S. Manfredi	2012	45,000	35,376	71,113	—	151,489
	2011	45,000	36,848	71,235	—	153,083
	2010	45,000	38,403	67,829	—	151,232
John H. Scully(4)	2012	—	—	—	—	—
	2011	—	—	—	—	—
	2010	—	—	—	—	—
Robert M. Tarkoff(5)	2012	10,056	54,733	128,047	—	192,836
Wendell G. Van Auken	2012	60,000	35,376	71,113	—	166,489
	2011	60,000	36,848	71,235	—	168,083
	2010	60,000	38,403	67,829	—	166,232

(1)
These amounts do not reflect the actual economic value realized by the non-employee director. Stock awards consist of RSUs. In accordance with SEC rules, the value of stock awards are based on the closing price of the stock on the date of grant multiplied by the number of shares awarded and disregard the impact of estimated forfeitures.

(2)
These amounts do not reflect the actual economic value realized by the non-employee director. Option awards consist of SARs, which are valued based on aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, "Compensation-Stock Compensation." Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. The assumptions and estimates are explained in Note 13 to the Company's consolidated financial statements for the fiscal year ended December 31, 2012, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2013.

(3)
Mr. Hirji was appointed to the Board effective September 14, 2011 and was appointed to the Compensation Committee effective May 9, 2012.

(4)
Mr. Scully waived his annual cash and equity award compensation for fiscal 2012, 2011 and 2010.

(5)
Mr. Tarkoff was appointed to the Board effective September 25, 2012 and to the Compensation Committee effective October 17, 2012.

(6)
Additional information about non-employee director equity awards:

a.
The following table provides additional information about the stock awards and option awards made to non-employee directors during fiscal 2012:

Name	Stock Awards Granted During Fiscal 2012 (#)	Option Awards Granted During Fiscal 2012 (#)
Asiff S. Hirji	1,320	8,470
James D. Kirsner	1,320	8,470
Christine S. Manfredi	1,320	8,470
John H. Scully	—	—
Robert M. Tarkoff	2,199	14,113
Wendell G. Van Auken	1,320	8,470
  b.
  The following table sets forth the aggregate number of stock awards and option awards outstanding at the end of fiscal 2012:

Name	Stock Awards Outstanding at Fiscal Year End (#)	Option Awards Outstanding at Fiscal Year End (#)
Asiff S. Hirji	3,638	23,345
James D. Kirsner	1,320	161,795
Christine S. Manfredi	5,820	69,395
John H. Scully	—	120,000
Robert M. Tarkoff	2,199	14,113
Wendell G. Van Auken	1,320	141,795

Compensation Committee Report for the Year Ended December 31, 2012

        The Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2012 included below. Based on the review and discussions, the Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in Advent's Proxy Statement for its 2013 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
James D. Kirsner (Chair) Asiff S. Hirji Robert M. Tarkoff

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

        Advent Software Inc.'s Compensation Discussion and Analysis addresses the following topics:

  •
  An executive summary of our compensation program for our Named Executive Officers (NEOs) during fiscal year 2012:

  •
  Mr. David Peter F. Hess, Jr., Chief Executive Officer (CEO) and President

  •
  Ms. Stephanie G. DiMarco, CEO, retired in 2012

  •
  Mr. James S. Cox, Executive Vice President and Chief Financial Officer (CFO)

  •
  Mr. Todd J. Gottula, Executive Vice President, Global Solutions Development and Chief Technology Officer (CTO)

  •
  Mr. Christopher J. Momsen, Executive Vice President, Global Sales and Solutions

  •
  Mr. Anthony E. Sperling, Executive Vice President, Global Client Experience

  •
  The governance of our Executive Management Team (EMT) compensation program;

  •
  Advent's executive compensation philosophy and framework; and

  •
  The elements of Advent's executive compensation program.

Executive Summary

        While this "Executive Compensation and Related Information" is intended to primarily focus on the compensation decisions we make with respect to our NEOs (as listed above), the Compensation Committee considers compensation more broadly throughout the Company and generally makes decisions about compensation that apply to a broader set of senior executives which we refer to as our EMT. This EMT includes not only our NEOs but also a broader group of individuals whom the Compensation Committee has deemed key to our success. Therefore, where we reference throughout this section our EMT, our NEOs are included in that group along with other key employees.

        The Executive Summary highlights our pay-for-performance philosophy, long-term focus, key compensation programs and recent changes. It also provides a brief overview of the factors that we believe are most relevant to shareholders as they consider their votes on Proposal No. 3 (the advisory vote on executive compensation, or "Say-on-Pay").

Executive Compensation Actions in 2012

        We managed the following transitions and implemented the following actions regarding executive compensation in 2012:

  •
  Our former CEO (Ms. DiMarco) retired and was succeeded by our President (Mr. Hess);

  •
  Our former CTO (Ms. Chang) retired and was succeeded through an internal promotion (Mr. Gottula);

  •
  We reorganized our executive team into a global functional structure and adjusted executive compensation based on new responsibilities after the reorganization;

  •
  Variable pay awards earned by executives in 2012 was aligned with our corporate performance relative to goals established at the beginning of the year; and

  •
  Several of our executives received equity grants in November 2012, in addition to annual merit equity grants received in May 2012, associated with their promotions to increase performance incentives and retention following our reorganization and CEO transition.

Corporate Governance

        We also maintain the following policies as a matter of good corporate governance:

  •
  We have stock ownership guidelines (which are discussed in greater detail below);

  •
  Change-of-control benefits are based on a double-trigger philosophy which requires a change-of-control as well as a qualifying termination of employment before benefits are paid;

  •
  Executive officers are not entitled to any tax gross-up treatment on any severance or change-of-control benefits;

  •
  Our compensation programs are reviewed regularly by the Compensation Committee which determined, with the assistance of the Committee's independent compensation consultant, Compensia Inc. ("Compensia"), that the Company's compensation programs do not create inappropriate or excessive risk that is likely to have a material adverse effect on the Company;

  •
  We have a policy prohibiting margining or short sales or trading in derivative securities involving Advent securities or any activities prohibited by law; and

  •
  We have an equity compensation grant policy that provides for specific and limited times when we may grant equity awards.

Compensation Philosophy

        Our overarching compensation goal is to reward the EMT through a strong pay-for-performance philosophy focusing on individual and Company results to achieve competitive, effective, reasonable and responsible cash, equity and benefits-based compensation. We believe this is accomplished through the following principles and processes:

  1.
  The EMT compensation is benchmarked annually against a set peer group of companies selected on the basis of relevant industry, size and complexity to ensure that our compensation opportunities are within the range of comparative norms.

  2.
  Target compensation opportunities are established to be competitive within our relevant talent market for total cash (defined as base salary plus annual bonus), equity compensation and total compensation. The Compensation Committee considers several factors in determining overall compensation levels, including the pay practices of our peer group, relevant market data, internal equity, criticality of skills and the individual executive's performance and potential.

  3.
  The majority of target total direct compensation (defined as base salary plus annual target bonus plus annual equity grant value) for the EMT is performance-based cash bonus and stock-based compensation. The composition of our compensation balances a long-term and short-term performance orientation and a positive relationship between our operational performance and shareholder return. For fiscal year 2012, such variable compensation, not including special one-time promotional equity grants, on average exceeded 60% of target total direct compensation.

  4.
  We do not offer guaranteed retirement or pension plan benefits. Instead, we provide the EMT with the opportunity to accumulate retirement income through the Company's 401(k) plan which is offered to all employees including a Company match, the terms of which are outlined below.

  5.
  We provide a severance plan to the EMT that provides, consistent with peer company norms, standard severance benefits in the event of an involuntary termination of employment without cause, which are enhanced if the termination occurs in connection with a change in control.

  6.
  Compensation recommendations for the EMT are developed by our CEO. In 2012, Ms. DiMarco and Mr. Hess (except with respect to their own compensation), with input from our Human Resources Department, provided recommendations related to compensation for the EMT. These recommendations are presented to the Compensation Committee and reviewed by the independent compensation consultant, Compensia, which is retained by the Compensation Committee.

        For fiscal 2012, the total direct compensation (defined as base salary plus actual annual bonuses awarded plus annual equity grant value) of the Named Executive Officers (who are identified in the Summary Compensation Table on page 40) was competitive within our relevant market, excepting special one-time promotional equity grants provided to Messrs. Hess, Cox, Gottula, Momsen and Sperling. Based on our fiscal year 2012 results, our Company performance relative to this same peer group exceeded the 50th percentile over the last fiscal year and the last three fiscal years with respect to operating margin. We were below the 50th percentile over the last fiscal year and the last three fiscal years for revenue growth. Our Compensation Committee and senior management believe the level of total compensation for the Named Executive Officers is reasonable and appropriate based on our achievements in 2012 and the variable, performance-based nature of our compensation program.

        Our executive compensation programs have remained substantially the same for several years, with the exception of modifying the design of our variable compensation plan in 2012 to qualify for tax deductibility under Section 162(m) of the Internal Revenue Code. We believe our programs are effectively designed and working well in alignment with the interests of our stockholders, and are instrumental to achieving our business strategy. On May 9, 2012, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a "say-on-pay" vote. Our stockholders overwhelmingly approved the compensation of our Named Executive Officers, with approximately 99.7% of stockholder votes cast in favor of our 2012 say-on-pay resolution. Given this result, and following consideration of it, the Compensation Committee decided to retain our overall approach to executive compensation. Moreover, in determining how often to hold a stockholder advisory vote on executive compensation, the Board took into account its recommendation, and our stockholders' preference (approximately 89% of votes cast), for an annual say-on-pay vote. Accordingly, the Board determined that we will hold an annual say-on-pay vote until considering the results of our next advisory vote on the frequency of say-on-pay votes.

Governance of the Executive Management Team Compensation Program

Role of the Compensation Committee

        The Compensation Committee has overall responsibility for approving and evaluating Advent's EMT compensation plans, policies and programs. These duties include:

  •
  Establishing the compensation philosophy for the EMT including the compensation objectives, target pay levels and the peer group for executive compensation and performance benchmarking;

  •
  Approving and evaluating the EMT members' compensation plans, policies and programs of the Company;

  •
  Reviewing and approving corporate goals and objectives relevant to CEO compensation and CEO performance;

  •
  Reviewing and approving, with Board consultation and input, the Company's equity compensation plans for its EMT members' and employees; and

  •
  Conducting periodic competitive evaluations of the EMT members' compensation plans.

        The Compensation Committee operates pursuant to a charter that further outlines the specific authority, duties and responsibilities of the Compensation Committee. The Compensation Committee

may form and delegate authority to subcommittees of one or more directors as appropriate. The charter is periodically reviewed and revised by the Compensation Committee and our Board, and is available on our corporate website at www.advent.com where it may be found as follows:

  1.
  From our main web page, first click on "About";

  2.
  Next, click on "Investor Relations";

  3.
  Next, click on "Corporate Governance"; and

  4.
  Finally, click on "Compensation Committee" under "Committee Charters."

Role in Compensation Decision-Making for Named Executive Officers

        The CEO makes recommendations to our Compensation Committee regarding the compensation arrangements for the Named Executive Officers other than him or herself. In formulating recommendations, the CEO considers both internal and external compensation data from our Human Resources Department and the Compensation Committee's independent compensation consultant, Compensia. The Compensation Committee consults with the full Board of Directors as it deems appropriate in making decisions regarding the CEO's compensation.

Role of Compensation Consultant

        Advent's Human Resources Department supports the Compensation Committee in its work and in some cases acts pursuant to delegated authority to fulfill various functions in administering Advent's compensation programs. The Compensation Committee has the authority to engage the services of outside advisers, experts and others to assist the Compensation Committee. The Compensation Committee currently utilizes Compensia, an independent consulting company with a specific focus and unique expertise in technology company executive compensation, to provide advice and information relating to executive and director compensation. Compensia has not provided other compensation consulting services to the Company. Compensia reports directly to the Compensation Committee and not to management, and receives compensation only for services provided to or in support of the Compensation Committee. From time to time, the Compensation Committee may direct its advisor to work with the Human Resources Department to support management and the Compensation Committee in matters relating to the fulfillment of its charter.

        Compensia performed the following services on behalf of the Compensation Committee during 2012:

  •
  Reviewed and provided recommendations regarding the composition of the peer group used to benchmark executive compensation levels relative to the peer group;

  •
  Conducted a comprehensive review of the total compensation arrangements for all members of the EMT at the Company, including: competitive analysis of salary, total cash (salary plus bonus) and total direct compensation (total cash plus annual equity awards) relative to the peer group and proposed changes to the compensation structure;

  •
  Updated the Compensation Committee on industry trends and best practices with respect to executive and non-executive equity program design, including: type of equity award and aggregate equity usage;

  •
  Reviewed and advised on the structure of executive compensation arrangements (e.g., base salary levels, target bonus levels and the size of target equity awards); and

  •
  Assisted management with the development of the Compensation Discussion & Analysis for the 2012 proxy statement.

        In the course of fulfilling these responsibilities, a representative from Compensia is generally asked to attend Compensation Committee meetings. In addition, a representative from Compensia also meets separately with management and with the Compensation Committee and its chair from time to time to gather information on and review proposals that management may present to the Compensation Committee. While the Compensation Committee considers the input of its compensation consultant in making decisions, the Compensation Committee's executive compensation decisions, including the specific amounts paid to the EMT and directors are its own and may reflect factors and considerations other than the information and recommendations provided by Compensia and management.

        The Compensation Committee intends to continue to engage Compensia as its compensation consultant until the Compensation Committee or Compensia determine otherwise.

Executive Compensation Philosophy and Framework

Compensation Objectives

        Advent's executive compensation program is designed to achieve four primary objectives:

  1.
  Attract and retain highly skilled executives who will create and sustain long-term stockholder value;

  2.
  Reinforce a pervasive focus on improving market position and achieving the Company's operational objectives;

  3.
  Support a strong pay-for-performance culture that provides above average compensation commensurate with strong performance; and

  4.
  Align the interests of the EMT with the interests of the Company's stockholders, in order to enhance long-term stockholder value.

        The Company uses the following compensation programs to achieve these objectives:

Compensation Element	Compensation Objective(s) Supported

Base Salary	#1, #2

Annual Incentive Plan	#2, #3 and #4

Equity Awards	#1, #2, #3 and #4

Benefits	#1

Post-Employment Obligations	#1, #4 (for Change-of-Control benefits)

Target Pay Position/Mix of Pay

        The main components of the executive compensation program are base salary, annual bonus and equity (discussed in greater detail below under "Elements and Evaluation of Named Executive Officers Compensation"). For each of these three elements, Advent's strategy has been to examine peer group, industry survey data and relevant industry compensation practices and target total cash compensation (base salary plus bonus) and equity compensation to be competitive within the relevant market for each position, with the intent that executives receive an ever higher percentage of their compensation through variable, performance-based cash and equity compensation as their responsibility increases.

        The Compensation Committee has historically approved compensation levels for the EMT above and below the target pay position, based on individual and Company performance relative to the peer group and survey data, to ensure an appropriate pay-for-performance alignment. This pay-for-performance alignment is further supported by Advent's emphasis on variable, performance-based at-risk compensation, which ensures that executives receive target or above-target total compensation only to the extent that Company and individual performance goals have been achieved or exceeded, respectively.

Compensation Benchmarking

        The peer group used by the Compensation Committee to evaluate our executive compensation program is reviewed on an annual basis with input from Compensia and adjustments are made as necessary to ensure the peer group continues to properly reflect the market in which Advent competes for talent. For purposes of establishing the peer group, the Compensation Committee considers companies that are comparable to Advent across several metrics including: software industry, particularly software companies with a financial services/data focus, revenue size, operating margin and market capitalization. For evaluating 2012 compensation, the following 18 companies were deemed suitable peers based on the criteria described above.

Ariba	Concur Technologies	SS&C Technologies
Aspen Technology	EPIQ Systems	Successfactors
Blackbaud	NetSuite	Taleo
Blackboard	Pegasystems	Tyler Technologies
Bottomline Technologies	Qlik Technologies	Ultimate Software Group
Commvault Systems	S1k	Websense

        In addition to the compensation practices of the above companies, the Compensation Committee also reviews the executive pay practices of other software companies with whom we compete for talent as reported in the Radford High-Technology Executive Compensation Survey. We use a subset of the full survey to target companies of similar size; the subset includes 125 companies whose annual revenue is between $200 million and $500 million. We use this survey data for two purposes: first, because the Company competes for talent from a broader group than the specific group of direct peers, it provides a broader understanding of the compensation levels being paid by technology companies of similar revenue size; and second, because the survey data represents a larger group of companies, it serves to validate the data drawn from the smaller sample group of direct peers. The Radford High-Technology Executive Compensation Survey provides only aggregated data and does not report data by individual company. As a result, we do not look at each company in this survey individually; rather, this information is used to supplement and validate the compensation information of our stated peer companies.

Elements and Evaluation of Named Executive Officers Compensation

Cash Compensation

  Base Salary

        Base salary is one of the few fixed compensation components in our EMT compensation program. It is used to attract, motivate and retain highly qualified executives and is intended to provide a minimum element of financial certainty and security to the EMT on an ongoing basis and in a manner that is sustainable within our cost structure. Based on the experience and analysis of the Compensation Committee members and review by our compensation consultant, the Compensation Committee believes that the salaries of our Named Executive Officers fall within the normal market practices, generally falling between the 25th to 75th percentiles of the market data (i.e. our peer group supplemented by the broader software industry survey data) within the industry (software) in which Advent participates.

        The Compensation Committee expects base salaries to increase at a rate that approximates the market, recognizing that any increases will also reflect the individual's performance for the preceding year, his or her pay level relative to similar positions in our peer group, the individual's experience and value in the market place, taking Company performance into account, and internal equity with respect to the rest of the executive team.

  Annual Variable Pay

        Advent's annual variable pay program is a performance-based compensation arrangement designed to reward executives (as well as all employees) for achieving key operational goals that we believe will provide the foundation for creating longer-term stockholder value. The variable pay program also supports our pay-for-performance compensation philosophy.

        For Named Executive Officers, target variable pay opportunities range from 48% to 100% of base salary. Such officers may earn up to 250% of their target variable bonus award based on overachievement of the variable pay plan individual and corporate goals.

        In 2012, the Company adopted a modification to the design of our annual variable pay program intended to allow us to qualify awards to certain executive officers as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code. We expect the plan to provide the same benefits and result in similar payout levels as in previous years.

  Total Target Cash Compensation

        The Compensation Committee considers each of base salary and target annual variable pay in the context of total cash compensation. This helps the Committee better maintain the sum of base salary and target annual variable pay within the Company's 25th to 75th percentiles target position. This might not be the result if each element of pay were evaluated solely independently.

2012 Total Target Cash Decisions

        In February 2012, Mr. Hess and Ms. DiMarco proposed and the Compensation Committee approved total target cash compensation for 2012 for our Named Executive Officers as follows (Ms. DiMarco requested no increase for herself, to which the Board consented). Additionally, the Compensation Committee determined an appropriate increase in total target cash for Mr. Hess in connection with his appointment as CEO, which increase was effective on July 1, 2012 following his promotion to CEO.

        Base Salary: Merit base salary increases were granted as follows based on the executives' performance, current pay level relative to the relevant market, and our target increase budget:

Named Executive Officers	Position	2011 Base Salary	2012 Base Salary	Percent Increase	Base after Promotions

Stephanie G. DiMarco(1)	Former CEO	$452,400	$452,400	0%	N/A

David P.F. Hess Jr.(2)	CEO and President	$378,000	$378,000	0%	$475,000

James S. Cox(3)	EVP, CFO	$310,000	$335,000	8%	$335,000

Todd J. Gottula(3)	EVP, Global Solutions Development and CTO	$272,500	$290,000	6%	$290,000

Christopher J. Momsen(3)	EVP, Global Sales and Solutions	$272,500	$290,000	6%	$315,700

Anthony E. Sperling(3)	EVP, Global Client Experience	$290,000	$302,500	4%	$302,500

(1)
Ms. DiMarco's salary in 2012 was pro-rated at $226,200 for the first half of the year and $75,000 for the second half of the year, reflecting her retirement as CEO on June 30, 2012 and continued employment as an advisor to the Company.

(2)
Mr. Hess's salary increase reflects his promotion to CEO on June 30, 2012.

(3)
Messrs. Cox, Sperling, Gottula and Momsen were promoted to EVP effective November 2012.

        Target Variable Pay: Consistent with our compensation philosophy focusing on the variable forms of compensation that reward for annual and long-term performance, the following target variable pay targets were approved as follows based on the executives' performance, current pay level relative to the relevant market, and our target increase budget:

Named Executive Officers	Position	2011 Variable Pay Target	2011 Percentage of Base Salary	2012 Variable Pay Target	2012 Percentage of Base Salary

Stephanie G. DiMarco(1)	Former CEO	$275,000	61%	$275,000	61%

David P.F. Hess Jr.(2)	CEO and President	$275,000	73%	$475,000	100%

James S. Cox	EVP, CFO	$170,000	55%	$200,000	60%

Todd J. Gottula	EVP, Global Solutions Development and CTO	$205,000	75%	$215,000	74%

Christopher J. Momsen	EVP, Global Sales and Solutions	$205,000	75%	$215,000	74%

Anthony E. Sperling	EVP, Global Client Experience	$205,000	71%	$210,000	69%

(1)
Ms. DiMarco's variable compensation plan was pro-rated at 50% reflecting her retirement as CEO effective June 30, 2012.

(2)
Mr. Hess' variable compensation plan was pro-rated for mid-year target change from $275,000 in the first half of the year to $475,000 in the second half.

        Total Target Cash Compensation: In 2012 Total Target Cash Compensation varied considerably compared to 2011 due to the retirement or promotion of certain of our NEOs. The resulting total target cash compensation levels for the NEOs was at approximately the 25th to 75th percentile of our peer group:

Named Executive Officers	Position	2011 Total Target Cash	2012 Total Target Cash	Percent Increase

Stephanie G. DiMarco	Former CEO	$727,400	$727,400	0%

David P.F. Hess Jr.	CEO and President	$653,000	$950,000	45%

James S. Cox	EVP, CFO	$480,000	$535,000	11%

Todd J. Gottula	EVP, Global Solutions Development and CTO	$477,500	$505,000	6%

Christopher J. Momsen(1)	EVP, Global Sales and Solutions	$477,500	$505,000	6%

Anthony E. Sperling	EVP, Global Client Experience	$495,000	$512,500	4%

(1)
Mr. Momsen received a promotional increase effective November 2012 which raised his Total Target Cash to $530,700 for the last quarter of the year.

  Corporate Annual Variable Pay Payouts for Performance in 2012

        In 2012 Advent adopted a variable compensation plan structure designed to qualify for tax deductibility under Section 162(m) of the Internal Revenue Code. The Compensation Committee used targets and performance based formulas to guide payout decisions, as described below. It then applied negative discretion within the framework of the plan structure to determine the final individual variable compensation plan awards.

        At the beginning of each year, the Compensation Committee approves specific goals for the upcoming year for purposes of the executive incentive plan (the "Executive Incentive Plan" or the "Incentive Plan"). These targets may be different than the targets in our annual operating plan. Under the Executive Incentive Plan for 2012, the Company was required to achieve at least 90% of its Non-GAAP Operating Income target or no awards would be paid to executives. If the 90% threshold was achieved, executive variable compensation plan awards would be paid based on the achievement of pre-established corporate performance measures. For 2012, the corporate performance measures were Annual Contract Value (weighted 40%), Non-GAAP Operating Income (weighted 35%) and Recognized Revenue (weighted 25%). The Compensation Committee approved these measures and goals as they were considered the best measure of Company performance relative to the Company's objectives and its market. The corporate performance measures were defined as follows:

  •
  Annual Contract Value (ACV) represents the average contribution to annual revenue from all new term license contracts, Black Diamond and Advent OnDemand sales (consistent with the methodology used to calculate and report ACV in our Annual Report on Form 10-K), plus the estimated average contribution to annual revenue from new data related or other contracts entered into during the year.

  •
  Non-GAAP Operating Income represents income from continuing operations reported as "Income from Continuing Operations" in our consolidated financial statements in accordance with US GAAP, excluding stock-based employee compensation expense, amortization of purchased intangible assets, acquired in-process research and development costs, acquisition-related charges and restructuring charges.

  •
  Recognized Revenue represents the revenue recognized in earnings by the Company in conformity with accounting principles generally accepted in the United States of America

    (US GAAP) and is consistent with "Net Revenues" reported in our consolidated financial statements.

        In January 2013, the CEO presented to the Compensation Committee his recommendations for award payments to the NEOs for the upcoming year, based on corporate and individual performance in 2012. The Compensation Committee reviewed and verified the percent of goal achieved for each corporate goal, along with the overall percent of corporate goal achievement for purposes of plan payouts. For the 2012 performance period, the Company achieved 90% of the Non-GAAP Operating Income hurdle required to trigger award payments. In addition, 2012 achievement was approximately on target for Non-GAAP Operating Income, while below target for Recognized Revenue and ACV.

        The following table summarizes 2012 performance for each corporate measure and the resulting weighted multiplier used in calculating variable compensation to be paid. The performance level for each measure and corresponding payout as a percent of each executive's variable compensation target is described in the subsequent table.

	ACV			Non-GAAP Operating Income*			Recognized Revenue

	% Achievement	ACV ($M)	Payout % of Target	% Achievement	Non-GAAP Operating Income ($M)	Payout % of Target	% Achievement	Recognized Revenue ($M)	Payout % of Target

No Payment	< 70%	< $29.8	0%	< 90%	< $76.8	0%	< 95%	< $350.0	0%

Threshold	70%	$29.8	0%	90%	$76.8	50%	95%	$350.0	50%

Target	100%	$42.6	100%	100%	$85.3	100%	100%	$368.4	100%

Max	130%	$55.4	200%	120%	$102.4	200%	110%	$405.2	200%

2012 Actuals:	84.7%	$36.1	49.0%	99.6%	$85.0	98.2%	97.4%	$358.8	74.1%

Weighting			40%			35%			25%

Weighted Multiplier	72.5%

*
GAAP operating income excluding stock-based compensation, restructuring charges and amortization of other intangible assets.
No formulaic plan payout if Non-GAAP Operating Income falls below 90% of target, although Compensation Committee discretion may be applied.
Section 162(m) plan funds at a maximum amount if 90% of target Non-GAAP Operating Income is met.

        Individual performance, largely determined through the achievement of pre-established objectives, can modify the weighted multiplier determined in the preceding table by 0% to 125%, subject to an individual maximum award equal to 250% of target bonus.

        The CEO provides an individual performance factor for each NEO (other than himself) based on his assessment of their achievement of pre-established goals, and other contributions to Company success during 2012, as described above. The Compensation Committee then applies negative discretion as permitted by the incentive plan to determine the actual award for each executive, as outlined in the table below:

Named Executive Officer	Position	2012 Annual Bonus Target	Section 162(m) Plan Maximum Incentive Award	Compensation Committee Negative Discretion Applied to Section 162(m) Maximum Award	Final Incentive Award

Stephanie G. DiMarco(1)	Former CEO	$137,500	$343,750	29.0%	$99,700

David P.F. Hess Jr.(2)	CEO and President	$375,000	$937,500	27.8%	$261,000

James S. Cox	EVP, CFO	$200,000	$500,000	27.5%	$137,700

Todd J. Gottula	EVP, Global Solutions Development and CTO	$215,000	$537,500	27.6%	$148,100

Christopher J. Momsen	EVP, Global Sales and Solutions	$215,000	$537,500	27.6%	$148,100

Anthony E. Sperling	EVP, Global Client Experience	$210,000	$525,000	28.4%	$149,200

(1)
Ms. DiMarco's variable compensation plan was pro-rated at 50% reflecting her retirement as CEO effective June 30, 2012.

(2)
Mr. Hess' variable compensation plan was pro-rated for mid-year target change from $275,000 in the first half of the year to $475,000 in the second half.

Equity Compensation

        Compensation tied to the performance of the Company's common stock is a key element of our compensation program. Officers and other employees of the Company are eligible to participate in our stockholder approved 2002 Stock Plan and 2005 Employee Stock Purchase Plan (the "2005 ESPP"). The 2002 Stock Plan permits the Compensation Committee to grant stock options and other equity vehicles to employees on such terms as the Compensation Committee may determine, subject to the limitations of the plan.

        Equity compensation represents a significant component of our EMT compensation program at Advent. We believe this is an appropriate way to align the interests of our EMT with those of our stockholders in order to achieve and sustain long-term stockholder value. In designing the equity program, Advent is sensitive to potential dilution from stock-based programs. To address these concerns, management and the Compensation Committee have taken the following steps to manage the equity plan:

  •
  The Company uses a mix of stock-settled stock appreciation rights (SARs) and restricted stock units (RSUs) with approximately 70% of the grant value awarded in SARs and 30% awarded in RSUs. The Compensation Committee believes that these equity vehicles best support the following objectives: (i) support Advent's executive/employee attraction and retention initiatives; (ii) provide the appropriate incentive to executives and employees to create long-term stockholder value; and (iii) serve the best interests of Advent's stockholders.

  •
  The Compensation Committee strives to limit annual net issuances of stock-based awards to a level that is within the norm of our current stage peer group, subject to extraordinary events such as acquisitions and new executive hires.

  •
  The target grant levels for the EMT equity grants are structured in consideration of peer group practice with respect to the economic value of equity compensation and resulting target total direct compensation levels when added to cash compensation.

  •
  Equity grants to individual EMT members may be adjusted from target based on individual performance, criticality of role, the expected future contribution and long-term retention of the executive and our performance compared to the peer group.

  •
  The Company must meet certain pre-determined performance goals before RSU grants vest, in order for them to be tax deductible as performance-based compensation under Section 162(m) of the Internal Revenue Code.

        The table below summarizes the merit equity awards granted to the NEOs in May 2012. These grants were made based upon each executive's performance, as expressed under the bonus plan description above.

Named Executive Officer	Position	Stock Appreciation Rights	Restricted Stock Units

Stephanie G. DiMarco(1)	Former CEO	—	—

David P.F. Hess Jr.	CEO and President	47,560	7,420

James S. Cox	EVP, CFO	21,170	3,300

Todd J. Gottula	EVP, Global Solutions Development and CTO	22,940	3,580

Christopher J. Momsen	EVP, Global Sales and Solutions	22,940	3,580

Anthony E. Sperling	EVP, Global Client Experience	22,440	3,500

(1)
Based on Ms. DiMarco's retirement as CEO in June 2012 and her historical practice of declining grants, no equity grants were allocated to her in 2012.

        Subsequently in 2012, we promoted five NEO's and awarded additional grants based on those promotions, as follows:

Named Executive Officer	Position	Stock Appreciation Rights	Restricted Stock Units

David P.F. Hess Jr.	CEO and President	70,570	11,000

James S. Cox	EVP, CFO	70,000	10,909

Todd J. Gottula	EVP, Global Solutions Development and CTO	140,000	21,818

Christopher J. Momsen	EVP, Global Sales and Solutions	140,000	21,818

Anthony E. Sperling	EVP, Global Client Experience	105,000	16,364

  •
  Mr. Hess assumed the role of CEO on June 30, 2012 and received an equity grant associated with this promotion on July 16, 2012, consistent with our granting practices outlined below.

  •
  Mr. Cox, our CFO, was promoted to Executive Vice President effective November 2012 and received a grant associated with this promotion on November 14, 2012, consistent with our granting practices outlined below.

  •
  Mr. Gottula was promoted to Executive Vice President, Global Solutions Development and Chief Technology Officer effective November 2012 and received a grant associated with this promotion on November 14, 2012, consistent with our granting practices outlined below.

  •
  Mr. Momsen was promoted to Executive Vice President, Global Sales and Solutions effective November 2012 and received a grant associated with this promotion on November 14, 2012, consistent with our granting practices outlined below.

  •
  Mr. Sperling was promoted to Executive Vice President, Global Client Experience effective November 2012 and received a grant associated with this promotion on November 14, 2012, consistent with our granting practices outlined below.

Stock Ownership Guidelines

        In February 2010, we first adopted stock ownership guidelines to align our NEO's interests with our stockholders' long-term interests by promoting long-term share ownership, which reduces the incentive for excess short-term risk taking. Under our stock ownership guidelines, our NEOs must own the following number of shares of Advent shares within five years from the date such person becomes an executive officer:

  •
  CEO: lesser of (a) shares with a value equal to 3.0 times base salary or (b) 60,000 shares; and

  •
  EVPs (which includes all Named Executive Officers): lesser of (a) shares with a value equal to 1.0 times base salary or (b) 12,000 shares;

        Shares counted toward guideline achievement includes shares owned (including ESPP shares and vested RSUs) and 50% of the intrinsic (in-the-money) value of vested stock options.

        As of the record date of March 11, 2013, we believe all of the Named Executive Officers were in compliance with our stock ownership guidelines.

Benefits and Perquisites

        We do not provide pension arrangements or post-retirement health coverage for our executives or employees. The benefits offered to our EMT are the same as those offered to all our employees.

        We provide medical and other benefits to executives that are generally available to other full-time employees, including an employee stock purchase plan, group term life insurance premiums and a 401(k) plan. The 401(k) plan is a contributory defined contribution plan and Advent's contributions are based on years of service. For employees with up to three years of service, Advent offers a matching contribution equal to 50% of the first 6% of the participant's compensation that has been contributed to the plan. Employees with three to five years of service receive 100% of the first 1% and 50% of the next 5% of pay deferred, up to the annual limit. Employees with more than five years receive 100% of the first 2% deferred and 50% of the next 4% deferred, up to the annual limit.

        All of our EMT members participated in the Company's 401(k) plan during fiscal 2012 and received matching contributions.

Post-Employment Obligations

        We adopted the Advent Software, Inc. Executive Severance Plan (the "Severance Plan") to provide severance benefits for the EMT upon involuntary termination by the Company in the event of a Company-wide layoff, departmental reorganization or significant restructuring of an individual's job duties, or following a change of control. The Severance Plan protects the Company by providing a standard policy for severance rights to members of the EMT and ensures that we have consistency and parity among the EMT upon the occurrence of such events. We believe the plan also assures stockholders that the Company will have the continued dedication and objectivity of the executives, notwithstanding the possibility or occurrence of a restructuring or change of control.

        Change of control is defined as: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets to any "person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended), entity or group of persons acting in concert; (ii) any "person" or group of persons becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 35% or more of the total voting power represented by the Company's then outstanding voting securities; (iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its controlling entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity (or its controlling entity) outstanding immediately after such merger or consolidation; or (iv) a contest for the election or removal of members of the Board that results in the removal from the Board of at least 50% of the incumbent members.

        In the event of an involuntary termination (other than for "Cause" as defined in the Severance Plan) or voluntary termination within 12 months following a change of control, executives will be entitled to severance payments consisting of: (i) continuing payments at a rate equal to his base salary rate, as then in effect, for a period of 12 months from the date of such termination, to be paid periodically in accordance with the Company's normal payroll policies; (ii) all expense reimbursements and any other benefits due to the executive through the date of termination of employment in accordance with established Company plans and policies applicable to the executive; (iii) Company-paid coverage for a period of 12 months for the executive and the executive's eligible dependents under the Company's health benefit plans (or, at the Company's option, coverage under a separate plan); (iv) all of the executive's outstanding stock options (or other rights to purchase common stock of the Company), stock appreciation rights, restricted stock, restricted stock units, or performance shares, (collectively "Equity Compensation") on the termination date, have their vesting accelerated as to 30 months of additional vesting, with post-termination exercisability as specified in the applicable Equity Compensation agreement; and (v) such other compensation or benefits from the Company as may be available under Company benefit plans.

        The Severance Plan also provides the foregoing benefits for members of the EMT who are involuntarily terminated (other than for "Cause"), other than within 12 months following a change in control, with the exception that the vesting of any unvested Equity Compensation is 12 months. In the event of an executive's death or disability, the executive or his/her estate will receive six months of base salary, six months of benefits coverage, and any other compensation or benefit as required by law.

Equity Grant Practices

        The Compensation Committee approves all equity grants to our EMT. Beginning in 2008, the Company adopted a policy to award our annual merit equity grants to all eligible employees only during the Company's open trading windows. Additionally, the Company's practice is to award all equity grants on the 10th business day of the month. In 2012, the annual merit equity grants for both the EMT and other eligible employees were awarded on May 14, 2012. The Compensation Committee selected the May date for the annual merit equity grants to the EMT because it coincides with the merit equity grants for all employees, which is timed to follow our annual performance and potential review cycle in the first quarter. Further, the Compensation Committee and our Board believe it is a better practice to approve grants made to members of the EMT during a regularly scheduled meeting, so that the Compensation Committee members can have sufficient time to deliberate on our CEO's and other EMT members' compensation arrangements.

        The Compensation Committee has created a sub-committee consisting of our CEO for the purpose of making new hire, promotion and specific retention grants to our employees that are not part of the EMT. Grants approved by the CEO must be made subject to an annual equity pool and guidelines approved by the Compensation Committee, and the CEO and Human Resources Department to provide quarterly tracking updates to the Compensation Committee regarding equity usage. The grant date for new hire awards is the 10th business day of the month following the date of hire.

No-Hedging Policy

        Our company policies do not permit any employees, including NEOs, to hold our common stock in a margin account, or hedge ownership by engaging in short sales or trading in any option contract or other derivative security involving Advent securities.

Tax Considerations

        We believe it is in our best interest, to the extent practical, to have compensation to our EMT be fully deductible under Section 162(m) of the Internal Revenue Code. Section 162(m) generally provides that publicly-held companies may not deduct compensation paid to certain of its top executive officers to the extent that such compensation exceeds $1,000,000 per officer in a calendar year. Compensation that is "performance-based" compensation within the meaning of the Code does not count toward the $1,000,000 limit.

        We have taken steps to ensure that payments to members of the EMT under the Company bonus and equity compensation programs meet the Section 162(m) requirements, where feasible. The Compensation Committee retains the discretion to provide compensation that potentially may not be fully deductible to reward performance and/or enhance retention. Stock options and stock-settled stock appreciation rights granted under our 2002 Stock Plan are intended to meet the requirement of Section 162(m). However, prior to 2012 our Executive Incentive Plan did not meet the requirements because of the discretion used with respect to the individual component of the award. Additionally, prior to 2012, restricted stock units granted under our 2002 Stock Plan also did not meet the requirement under Section 162(m). Executive compensation pay at Advent has historically not exceeded the annual compensation deduction limit of Section 162(m). However, in 2011, due to the exercise of vested stock options, some executive compensation did exceed $1,000,000, and it is our understanding that all of this met the requirements for being fully deductible as performance-based compensation under Section 162(m). At our Annual Meeting of Stockholders on May 9, 2012, our shareholders approved plans qualifying both our Executive Incentive Plan and our restricted stock unit grants for tax deductibility under Section 162(m).

SUMMARY COMPENSATION TABLE

        The following table summarizes the compensation for fiscal 2012, 2011 and 2010 of our (i) Principal Executive Officer, (ii) Principal Financial Officer and (iii) our three other most highly compensated executive officers, as determined by reference to total compensation for fiscal year 2012, who were serving as executive officers at the end of fiscal year 2012.

		Annual Compensation

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Stephanie G. DiMarco(5)	2012	301,200	—	—	99,700	36,462	437,362
Former Chief Executive Officer	2011	452,400	—	—	275,000	33,711	761,111
	2010	452,400	—	—	275,000	25,504	752,904

David P.F. Hess Jr.(6)	2012	426,500	498,386	1,135,380	261,000	42,441	2,363,707
Chief Executive Officer and President	2011	368,500	196,685	440,269	272,500	25,664	1,303,618
	2010	335,000	217,500	442,568	270,000	25,495	1,290,563

James S. Cox(7)	2012	328,750	318,620	744,385	137,700	28,362	1,557,817
Executive Vice President and Chief	2011	301,250	93,943	210,278	165,000	25,527	795,998
Financial Officer	2010	271,250	—	—	150,000	24,052	445,302

Todd J. Gottula(8)	2012	285,625	556,304	1,306,580	148,100	43,689	2,340,298
Executive Vice President, Global
Solutions Development and Chief
Technology Officer

Christopher J. Momsen(9)	2012	288,837	556,304	1,306,580	148,100	46,485	2,346,306
Executive Vice President, Global Sales
and Solutions

Anthony E. Sperling(10)	2012	299,375	439,080	1,029,098	149,200	43,209	1,959,962
Executive Vice President, Global
Client Experience

(1)
These amounts do not reflect the actual economic value realized by the NEO. Stock awards consist of RSUs. In accordance with SEC rules, the value of stock awards are based on the closing price of the stock on the date of grant multiplied by the number of shares awarded and disregard the impact of estimated forfeitures.

(2)
These amounts do not reflect the actual economic value realized by the NEO. Option awards consist of SARs, which are valued based on aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, "Compensation-Stock Compensation." Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. The assumptions and estimates are explained in Note 13 to the Company's consolidated financial statements for the fiscal year ended December 31, 2012, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2013.

(3)
Amounts consist of bonuses earned for services rendered in fiscal 2012, 2011 and 2010 under the 2012, 2011 and 2010 Executive Short-Term Incentive Plan, respectively, and paid in February 2013, 2012 and 2011, respectively.

(4)
All other compensation primarily consists of premiums paid for life insurance where the Company is not the beneficiary, compensation for sales achievement (president's council), matching contributions made by Advent under the tax-qualified 401(k) Plan, which provides for broad-based employee participation, and amounts paid for health care.

Name	Fiscal Year	Health Insurance ($)	President's Council ($)	401(k) Matching Contribution ($)	Miscellaneous ($)	Total ($)

Stephanie G. DiMarco	2012	18,755	7,051	10,000	656	36,462
	2011	16,045	7,452	9,800	414	33,711
	2010	15,290	—	9,800	414	25,504

David P.F. Hess Jr.	2012	18,148	14,102	10,000	191	42,441
	2011	15,684	—	9,800	180	25,664
	2010	15,515	—	9,800	180	25,495

James S. Cox	2012	18,171	—	10,000	191	28,362
	2011	15,547	—	9,800	180	25,527
	2010	15,175	—	8,575	302	24,052

Todd J. Gottula	2012	18,613	17,347	7,556	173	43,689

Christopher J. Momsen	2012	17,794	18,500	10,000	191	46,485

Anthony E. Sperling	2012	18,161	14,770	10,000	278	43,209

(5)
Ms. DiMarco waived her equity award compensation for fiscal 2012, 2011 and 2010. Effective June 30, 2012, Ms. DiMarco retired as CEO and began serving as an employee advisor to the Company's senior management. Ms. DiMarco's salary for 2012 includes $226,200 as CEO of the Company from January 1, 2012 to June 30, 2012 and $75,000 as an employee advisor of the Company from July 1, 2012 to December 31, 2012.

(6)
On January 3, 2012, Advent's Board appointed Mr. Hess to the position of CEO and President effective June 30, 2012.

(7)
Effective November 2012, Mr. Cox was promoted to Executive Vice President and Chief Financial Officer. In September 2009, Mr. Cox received an equity grant related to his promotion to Senior Vice President and Chief Financial Officer, as well as his annual merit grant for 2010. As such, Mr. Cox did not receive an annual merit grant in calendar year 2010.

(8)
Effective November 2012, Mr. Gottula was promoted to Executive Vice President, Global Solutions Development and Chief Technology Officer.

(9)
Effective November 2012, Mr. Momsen was promoted to Executive Vice President, Global Sales and Solutions.

(10)
Effective November 2012, Mr. Sperling was promoted to Executive Vice President, Global Client Experience.

GRANTS OF PLAN-BASED AWARDS

        The following table shows all plan-based awards granted to the Named Executive Officers during fiscal 2012.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)						Grant Date Fair Value of Stock and Option Awards ($)(7)
					All Other Stock Awards: Number Of Shares of Stock or Units (#)(5)	All Other Option Awards: Number Of Securities Underlying Options (#)(6)
							Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)

Stephanie G. DiMarco(8)	—	—	137,500	343,750	—	—	—	—

David P.F. Hess Jr.	05/14/12	—	—	—	7,420	—	—	198,856
	07/16/12	—	—	—	11,000	—	—	299,530
	05/14/12	—	—	—	—	47,560	26.80	446,645
	07/16/12	—	—	—	—	70,570	27.23	688,735
		—	375,000	937,500	—	—	—	—

James S. Cox	05/14/12	—	—	—	3,300	—	—	88,440
	11/14/12	—	—	—	10,909	—	—	230,180
	05/14/12	—	—	—	—	21,170	26.80	198,812
	11/14/12	—	—	—	—	70,000	21.10	545,573
		—	200,000	500,000	—	—	—	—

Todd J. Gottula	05/14/12	—	—	—	3,580	—	—	95,944
	11/14/12	—	—	—	21,818	—	—	460,360
	05/14/12	—	—	—	—	22,940	26.80	215,434
	11/14/12	—	—	—	—	140,000	21.10	1,091,146
		—	215,000	537,500	—	—	—	—

Christopher J. Momsen	05/14/12	—	—	—	3,580	—	—	95,944
	11/14/12	—	—	—	21,818	—	—	460,360
	05/14/12	—	—	—	—	22,940	26.80	215,434
	11/14/12	—	—	—	—	140,000	21.10	1,091,146
		—	215,000	537,500	—	—	—	—

Anthony E. Sperling	05/14/12	—	—	—	3,500	—	—	93,800
	11/14/12	—	—	—	16,364	—	—	345,280
	05/14/12	—	—	—	—	22,440	26.80	210,738
	11/14/12	—	—	—	—	105,000	21.10	818,360
		—	210,000	525,000	—	—	—	—

(1)
These amounts represent awards payable under the 2012 Executive Short-Term Incentive Plan. Actual amounts paid under the 2012 Executive Short-Term Incentive Plan are disclosed in the Summary Compensation Table.

(2)
The threshold amounts represent the minimum payouts if both business performance and individual performance are below target levels.

(3)
The target amounts represent the potential payout if both business performance and individual performance are at target levels.

(4)
The maximum amounts represents the maximum payouts under the 2012 Executive Short-Term Incentive Plan.

(5)
Represents grants of RSUs. All RSUs granted on November 14, 2012 are performance-based RSUs.

(6)
Represents grants of SARs.

(7)
The value of a stock or option award is based on the fair value as of the grant date of such award determined pursuant to FASB ASC Topic 718, "Compensation-Stock Compensation".

(8)
Effective June 30, 2012, Ms. DiMarco retired as CEO and, as a result, her variable compensation plan was pro-rated at 50%.

OUTSTANDING EQUITY AWARDS

        The following table summarizes all outstanding equity awards held by the Named Executive Officers at December 31, 2012.

	Option Awards						Stock Awards
Name	Option Award Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date		Number of Shares or Units of Stock that have not Vested (#)(4)	Market Value of Shares or Units of Stock that have not Vested ($)(5)

Stephanie G. DiMarco	10/17/03	(6)	200,000	—	9.48	10/17/13			—	—
	01/02/04	(7)	400,000	—	9.08	01/02/14			—	—
	01/28/05	(1)	230,000	—	9.13	01/28/15			—	—
	03/14/06	(1)	203,000	—	14.09	03/14/16			—	—
	05/14/08	(1)	25,667	2,333	20.88	05/14/18			—	—

Total			1,058,667	2,333					—	—

David P.F. Hess Jr.	01/09/04	(1)	940	—	10.38	01/09/14			—	—
	10/04/04	(1)	10,558	—	9.03	10/04/14			—	—
	03/14/06	(1)	100,000	—	14.09	03/14/16			—	—
	02/14/07	(1)	35,000	—	18.57	02/14/17			—	—
	05/14/08	(1)	23,100	2,100	20.88	05/14/18			—	—
	01/15/09	(1)	47,000	13,000	10.57	01/15/19			—	—
	05/14/09	(1)	34,938	4,062	16.21	05/14/19			—	—
	05/14/10	(1)	38,104	20,896	21.75	05/14/20			—	—
	05/13/11	(1)	18,565	28,335	26.91	05/13/21			—	—
	05/14/12	(1)	—	47,560	26.80	05/14/22			—	—
	07/16/12	(1)	—	70,570	27.23	07/16/22			—	—
			—	—	—	—	05/14/09		3,300	70,554
			—	—	—	—	05/14/10		5,000	106,900
			—	—	—	—	05/13/11		7,309	156,266
			—	—	—	—	05/14/12		7,420	158,640
			—	—	—	—	07/16/12		11,000	235,180

Total			308,205	186,523					34,029	727,540

James S. Cox	07/17/06	(1)	8,000	—	15.48	07/17/16			—	—
	02/14/07	(1)	5,000	—	18.57	02/14/17			—	—
	05/14/08	(1)	4,217	383	20.88	05/14/18			—	—
	07/15/08	(1)	26,500	3,500	17.00	07/15/18			—	—
	08/14/08	(1)	8,667	1,333	24.01	08/14/18			—	—
	05/14/09	(1)	18,813	2,187	16.21	05/14/19			—	—
	09/15/09	(1)	28,438	6,562	19.79	09/15/19			—	—
	05/13/11	(1)	8,867	13,533	26.91	05/13/21			—	—
	05/14/12	(1)	—	21,170	26.80	05/14/22			—	—
	11/14/12	(2)	—	70,000	21.10	11/14/22			—	—
			—	—	—	—	05/14/09		1,800	38,484
			—	—	—	—	09/15/09		3,750	80,175
			—	—	—	—	05/13/11		3,491	74,638
			—	—	—	—	05/14/12		3,300	70,554
			—	—	—	—	11/14/12	(3)	10,909	233,234

Total			108,502	118,668					23,250	497,085

Todd J. Gottula	03/14/08	(1)	5,833	700	22.48	03/14/18			—	—
	05/14/08	(1)	2,500	500	20.88	05/14/18			—	—
	05/14/09	(1)	1,050	1,312	16.21	05/14/19			—	—
	05/14/10	(1)	4,552	4,073	21.75	05/14/20			—	—
	05/13/11	(1)	4,433	6,767	26.91	05/13/21			—	—
	05/14/12	(1)	—	22,940	26.80	05/14/22			—	—
	11/14/12	(2)	—	140,000	21.10	11/14/22			—	—
			—	—	—	—	05/14/09		1,100	23,518
			—	—	—	—	05/14/10		1,000	21,380
			—	—	—	—	05/13/11		1,746	37,329
			—	—	—	—	05/14/12		3,580	76,540
			—	—	—	—	11/14/12	(3)	21,818	466,469

Total			18,368	176,292					29,244	625,236

	Option Awards						Stock Awards
Name	Option Award Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date		Number of Shares or Units of Stock that have not Vested (#)(4)	Market Value of Shares or Units of Stock that have not Vested ($)(5)

Christopher J. Momsen	01/20/05	(1)	10,000	—	8.98	01/20/15			—	—
	04/17/06	(1)	7,000	—	13.73	04/17/16			—	—
	01/16/07	(1)	35,000	—	17.15	01/16/17			—	—
	02/14/07	(1)	20,000	—	18.57	02/14/17			—	—
	06/14/07	(1)	21,000	—	17.41	06/14/17			—	—
	03/14/08	(1)	26,600	1,400	22.48	03/14/18			—	—
	05/14/08	(1)	11,000	1,000	20.88	05/14/18			—	—
	08/14/08	(1)	52,000	8,000	24.01	08/14/18			—	—
	05/14/09	(1)	22,575	2,625	16.21	05/14/19			—	—
	05/14/10	(1)	14,854	8,146	21.75	05/14/20			—	—
	05/13/11	(1)	8,867	13,533	26.91	05/13/21			—	—
	05/14/12	(1)	—	22,940	26.80	05/14/22			—	—
	11/14/12	(2)	—	140,000	21.10	11/14/22			—	—
			—	—	—	—	05/14/09		2,200	47,036
			—	—	—	—	05/14/10		2,000	42,760
			—	—	—	—	05/13/11		3,491	74,638
			—	—	—	—	05/14/12		3,580	76,540
			—	—	—	—	11/14/12	(3)	21,818	466,469

Total			228,896	197,644					33,089	707,443

Anthony E. Sperling	01/09/04	(1)	6,750	—	10.38	01/09/14			—	—
	04/17/06	(1)	56,000	—	13.73	04/17/16			—	—
	02/14/07	(1)	21,000	—	18.57	02/14/17			—	—
	05/14/08	(1)	11,550	1,050	20.88	05/14/18			—	—
	05/14/09	(1)	37,625	4,375	16.21	05/14/19			—	—
	05/14/10	(1)	14,854	8,146	21.75	05/14/20			—	—
	05/13/11	(1)	8,867	13,533	26.91	05/13/21			—	—
	05/14/12	(1)	—	22,440	26.80	05/14/22			—	—
	11/14/12	(2)	—	105,000	21.10	11/14/22			—	—
			—	—	—	—	05/14/09		3,600	76,968
			—	—	—	—	05/14/10		2,000	42,760
			—	—	—	—	05/13/11		3,491	74,638
			—	—	—	—	05/14/12		3,500	74,830
			—	—	—	—	11/14/12	(3)	16,364	349,862

Total			156,646	154,544					28,955	619,058

(1)
The following table provides information regarding the vesting date for each of the stock option and SAR grants. Grants made prior to February 1, 2009 vest 20% on the first anniversary of the grant date and the remainder vests in equal monthly installments over the ensuing

  48 months. Grants made after Febuary 1, 2009 vest 25% on the first anniversary of the grant date and the remainder vests in equal monthly installments over the ensuing 36 months.

Option Award Grant Date	First Anniversay of Grant Date	Fully Vested Date
10/17/2003	10/17/2004	10/17/2008
1/2/2004	1/2/2005	1/2/2009
1/9/2004	1/9/2005	1/9/2009
10/4/2004	10/4/2005	10/4/2009
1/20/2005	1/20/2006	1/20/2010
1/28/2005	1/28/2006	1/28/2010
3/14/2006	3/14/2007	3/14/2011
4/17/2006	4/17/2007	4/17/2011
7/17/2006	7/17/2007	7/17/2011
1/16/2007	1/16/2008	1/16/2012
2/14/2007	2/14/2008	2/14/2012
6/14/2007	6/14/2008	6/14/2012
3/14/2008	3/14/2009	3/14/2013
5/14/2008	5/14/2009	5/14/2013
7/15/2008	7/15/2009	7/15/2013
8/14/2008	8/14/2009	8/14/2013
1/15/2009	1/15/2010	1/15/2014
5/14/2009	5/14/2010	5/14/2013
9/15/2009	9/15/2010	9/15/2013
5/14/2010	5/14/2011	5/14/2014
5/13/2011	5/13/2012	5/13/2015
5/14/2012	5/14/2013	5/14/2016
7/16/2012	7/16/2013	7/16/2016
(2)
Represents grants of SARs which vest over a four-year period with 50% of the shares vesting on the second anniversary of the grant date and the remainder vesting in equal monthly installments over the ensuing 24 months.

(3)
Represents grants of performance-based RSUs. Dependent upon the achievement date of the Performance Goal, the awards will vest as follows:

Performance Goal:	Date Performance Goal is Achieved:	Equity Vesting Schedule:

Positive Annual Non-GAAP Operating Profit	Fiscal Year 2013	50% of the Restricted Stock Units will vest on the two year anniversary of the Date of Grant and 50% of the Restricted Stock Units will vest on the four year anniversary of the Date of Grant

Positive Annual Non-GAAP Operating Profit	Fiscal Year 2014	50% of the Restricted Stock Units will vest on the three year anniversary of the Date of Grant and 50% of the Restricted Stock Units will vest on the five year anniversary of the Date of Grant

  The Performance Goal is defined as achievement of a positive non-GAAP operating profit (GAAP operating profit excluding stock compensation, restructuring charges and amortization/impairment of goodwill/intangibles). If the Performance Goal is not achieved in either fiscal year 2013 or 2014, the performance-based RSUs will terminate and be forfeited back to the Company.

(4)
Represents grants of RSUs which vest over a four-year period with 50% of the shares vesting two years after the date of grant and 50% vesting four years after the date of grant. The shares will be converted on a one-to-one basis into shares of Advent common stock immediately upon vesting.

(5)
Value is based on the closing price of Advent common stock of $21.38 on December 31, 2012, as reported on the Nasdaq Global Select Market.

(6)
On October 17, 2003, options to purchase 200,000 shares were granted to Ms. DiMarco. 100,000 of these options vested on October 17, 2008 and the remaining 100,000 vested on March 31, 2004.

(7)
On January 2, 2004, options to purchase 400,000 shares were granted to Ms. DiMarco. These options fully vested on January 2, 2006.

 OPTION AWARD EXERCISES AND STOCK VESTED

        The following table summarizes all equity awards exercised or vested, and value realized by Advent's Named Executive Officers during fiscal 2012.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Stephanie G. DiMarco	—	—	2,002	53,654

David P.F. Hess Jr.	49,060	745,614	6,802	182,294

James S. Cox	—	—	1,150	30,820

Todd J. Gottula	20,138	87,020	3,429	89,137

Christopher J. Momsen	—	—	4,858	127,434

Anthony E. Sperling	19,924	237,990	2,901	77,747

(1)
The value realized equals the difference between the option award exercise price and the fair market value of Advent common stock on the date of exercise, multiplied by the number of shares for which the option award was exercised.

(2)
The value realized was calculated by multiplying the number of stock awards vested by the fair market value of the underlying shares on the vesting date.

PENSION BENEFITS

        Advent's Named Executive Officers received no benefits in fiscal 2012 from Advent under defined pension or defined contribution plans other than the tax qualified 401(k) Plan.

NONQUALIFIED DEFERRED COMPENSATION

        Advent's Named Executive Officers received no benefits in fiscal 2012 from Advent under nonqualified deferred compensation plans.

POTENTIAL PAYMENT UPON TERMINATION OR CHANGE-IN-CONTROL

        The table below summarizes the estimated value of severance and change-of-control benefits for each of the Named Executive Officers as of December 31, 2012 under the Advent Executive Severance Plan (filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012). The actual amount to be paid out can only be determined at the time of such executive's separation from the Company:

Name	Payment Trigger Event	Cash Severance($)(1)	Benefits($)(2)	Equity Acceleration($)(3)	Total Value($)

	Voluntary Termination	—	—	—	—

	Termination for Cause	—	—	—	—

	Involuntary Termination Unrelated to Change-of-Control	475,000	22,739	300,468	798,208

David P. F. Hess, Jr.	Involuntary Termination Related to Change-of-Control	475,000	22,739	693,211	1,190,950

	Change-of-Control Only	—	—	—	—

	Death	237,500	11,370	—	248,870

	Disability	237,500	11,370	—	248,870

	Retirement	—	—	—	—

	Voluntary Termination	—	—	—	—

	Termination for Cause	—	—	—	—

	Involuntary Termination Unrelated to Change-of-Control	335,000	24,271	193,252	552,523

James S. Cox	Involuntary Termination Related to Change-of-Control	335,000	24,271	395,123	754,394

	Change-of-Control Only	—	—	—	—

	Death	167,500	12,135	—	179,635

	Disability	167,500	12,135	—	179,635

	Retirement	—	—	—	—

	Voluntary Termination	—	—	—	—

	Termination for Cause	—	—	—	—

	Involuntary Termination Unrelated to Change-of-Control	290,000	19,157	49,216	358,373

Todd J. Gottula	Involuntary Termination Related to Change-of-Control	290,000	19,157	386,082	695,239

	Change-of-Control Only	—	—	—	—

	Death	145,000	9,578	—	154,578

	Disability	145,000	9,578	—	154,578

	Retirement	—	—	—	—

	Voluntary Termination	—	—	—	—

	Termination for Cause	—	—	—	—

	Involuntary Termination Unrelated to Change-of-Control	290,000	24,643	98,415	413,059

Christopher J. Momsen	Involuntary Termination Related to Change-of-Control	290,000	24,643	475,326	789,969

	Change-of-Control Only	—	—	—	—

	Death	145,000	12,322	—	157,322

	Disability	145,000	12,322	—	157,322

	Retirement	—	—	—	—

	Voluntary Termination	—	—	—	—

	Termination for Cause	—	—	—	—

	Involuntary Termination Unrelated to Change-of-Control	302,500	24,271	137,420	464,191

Anthony E. Sperling	Involuntary Termination Related to Change-of-Control	302,500	24,271	448,843	775,614

	Change-of-Control Only	—	—	—	—

	Death	151,250	12,135	—	163,385

	Disability	151,250	12,135	—	163,385

	Retirement	—	—	—	—

(1)
Executives receive 12 months of salary for any involuntary termination (unrelated and related to change-of-control). Payments are made monthly over the relevant twelve-month period subject to the individual signing a release of claims in favor of the Company. Executives receive 6 months salary for termination due to death or disability. Payments are made monthly over the relevant six-month period.

(2)
Represents company portion of healthcare premium. Executives receive 12 months of healthcare continuation for any involuntary termination and 6 months of healthcare coverage for termination due to death or disability.

(3)
Executives receive 12 months vesting acceleration on outstanding equity awards for involuntary termination unrelated to a change-of-control and 30 months vesting acceleration for termination related to a change-of-control. Calculations are based on outstanding equity awards as of December 31, 2012 and a year-end stock price of $21.38. In addition, our equity plans provide that outstanding equity awards fully vest in the event of a change-of-control where the acquirer does not assume or substitute for outstanding awards. In the event of accelerated vesting because of non-assumption of outstanding equity awards in connection with a change-of-control, executives would receive accelerated vesting of equity awards with an intrinsic value of $890,121 for Mr. Hess, $553,948 for Mr. Cox, $671,470 for Mr. Gottula, $760,714 for Mr. Momsen and $671,602 for Mr. Sperling (assuming a December 31, 2012 transaction date and a per share transaction price of $21.38).

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes as of December 31, 2012, the number of outstanding equity awards granted to employees, directors and non-employees, as well as the number of equity awards remaining available for future issuance, under the Company's compensation plans:

(c)
	(a)		Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
	Number of securities to be issued upon exercise of outstanding options and stock appreciation rights	(b)
Weighted-average exercise price of outstanding options and stock appreciation rights

Equity compensation plans approved by security holders	8,939,449(1)(2)	$19.82(3)	5,645,796(4)

Equity compensation plans not approved by security holders(5)	1,000	$10.38	—

Total	8,940,449(1)(2)	$19.82(3)	5,645,796(4)

(1)
Includes 2,838,658 of stock options, 1,272,725 of RSUs and 4,828,066 of SARs. RSUs generally vest over four years and entitle the holder to the issuance of one share of common stock for each vested unit. A SAR is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. Grants of SARs made prior to February 1, 2009 vest 20% on the first anniversary of the grant date and the remainder vest in equal monthly installments over the ensuing 48 months. Grants of SARs made after Febuary 1, 2009 vest 25% on the first anniversary of the grant date and the remainder vest in equal monthly installments over the ensuing 36 months. Upon exercise, SARs will be settled in shares of Advent common stock.

(2)
Excludes purchase rights accruing under the 2005 ESPP.

(3)
Calculated without taking into account 1,272,725 shares of common stock subject to outstanding RSUs that will become issuable as those units vest, without any cash consideration or other payment required for such shares.

(4)
Includes 1,491,871 shares available for future issuance under the 2005 ESPP and 4,153,925 shares available for future issuance under the 2002 Stock Plan.

(5)
Amounts correspond to Advent's 1998 Non-statutory Stock Option Plan, described below.

        Our 1998 Non-statutory Stock Option Plan, which was not subject to stockholder approval, was adopted in 1998. On February 26, 2007, the Board terminated the 1998 Non-Statutory Stock Option Plan. This plan permitted the grant of options to purchase up to 600,000 shares to be granted to eligible employees. Officers and members of the Board of Directors were not eligible to participate in this plan. The plan was intended to help the Company attract and retain outstanding individuals in order to promote the Company's success. Only non-statutory stock options were able to be granted under the plan. The plan was administered by the Board of Directors.

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth the beneficial ownership of common stock of the Company as of March 11, 2013 for the following: (i) each person or entity who is known by the Company to own beneficially 5% or more of the outstanding shares of the Company's common stock; (ii) each of the Company's Directors or nominees for Director; (iii) each of the Named Executive Officers in the Summary Compensation Table on page 40 hereof; and (iv) all Directors and Named Executive Officers of the Company as a group.

5% Stockholders, Directors and Officers	Shares Beneficially Owned(1)	Percentage Beneficially Owned(1)(2)
5% Stockholders
SPO Advisory Corp.(3)(4)	15,712,200	31.0
591 Redwood Highway, Suite 3215
Mill Valley, CA 94941
BAMCO Inc.(3)	4,381,476	8.7
767 Fifth Avenue, 49th Floor
New York, NY 10153
Stephanie G. DiMarco(5)	3,027,604	6.0
c/o Advent Software, Inc.
600 Townsend Street
San Francisco, CA 94103
The London Company(3)	2,771,197	5.5
1801 Bayberry Court, Suite 301
Richmond, VA 23226
Clearbridge Investments, LLC(3)	2,562,073	5.1
620 8th Avenue
New York, NY 10018
All 5% stockholders as a group	28,454,550	56.2

Directors and Named Officers
John H. Scully(6)	15,893,400	31.4
Stephanie G. DiMarco(5)(17)	3,027,604	6.0
Asiff S. Hirji(7)	780	*
James D. Kirsner(8)	141,868	*
Christine S. Manfredi(9)	28,837	*
Robert M. Tarkoff	—	*
Wendell G. Van Auken(10)	123,170	*
David P.F. Hess Jr.(11)(17)	129,273	*
James S. Cox(12)(17)	44,848	*
Todd J. Gottula(13)(17)	3,447	*
Christopher J. Momsen(14)(17)	71,879	*
Anthony E. Sperling(15)(17)	113,397	*
All directors and named executive officers as a group (12 persons)(16)	19,578,503	38.7

*
Less than 1%

(1)
The number and percentage of shares beneficially owned is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of March 11, 2013 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers) with respect to the shares shown as beneficially owned.

(2)
The total number of shares of the Company's common stock outstanding as of March 11, 2013 was 50,619,324.

(3)
This information was obtained from filings made with the SEC pursuant to Sections 13(d), 13(f) or 13(g) of the Exchange Act.

(4)
14,422,800 of the shares of common stock are owned directly by SPO Partners II, LP and indirectly by SPO Advisory Partners, LP in its capacity as the sole general partner of SPO Partners and SPO Advisory Corp., in its capacity as the sole general partner of SPO Advisory. 1,289,400 of the shares of common stock are owned directly by San Francisco Partners II, LP and indirectly by SF Advisory Partners, LP in its capacity as the sole general partner of SF Partners LP and SPO Advisory Corp., in its capacity as the sole general partner of SF Advisory Partners.

(5)
Ms. DiMarco is the founder of the Company. Share amounts include 1,785,436 shares of common stock held in the name of DiMarco/Harleen Revocable Living Trust, 309,654 shares of common stock held in the name of DiMarco/Harleen 1996 Charitable Trust and 1,268 shares directly owned. In addition, share amount includes options to purchase 830,000 shares of common stock and SARs to acquire 101,246 shares of common stock exercisable within sixty days of March 11, 2013.

(6)
Includes 15,712,200 shares owned indirectly and beneficially by SPO Advisory Corp., a company in which Mr. Scully serves as a managing director and options to purchase 120,000 shares of common stock exercisable by Mr. Scully within 60 days of March 11, 2013. 14,422,800 of the shares of common stock are owned directly by SPO Partners II, LP, and indirectly and beneficially by SPO Advisory Partners, LP in its capacity as the sole general partner of SPO Partners and SPO Advisory Corp., in its capacity as the sole general partner of SPO Advisory. 1,289,400 of the shares of common stock are owned directly by San Francisco Partners II, LP and, indirectly and beneficially by SF Advisory Partners, LP in its capacity as the sole general partner of SF Partners LP and SPO Advisory Corp., in its capacity as the sole general partner of SF Advisory Partners. In addition, Mr. Scully has the sole power to vote or to direct the disposition of 400 shares owned by the John H. Scully Individual Retirement Accounts, which are self-directed individual retirement accounts and 60,800 shares owned by the Phoebe Snow Foundation Inc., for which Mr. Scully is the controlling person, sole director and executive officer.

(7)
Share amount includes SARs to acquire 780 shares of common stock that are exercisable within sixty days of March 11, 2013.

(8)
Share amount includes 38,991 shares held by the Kirsner Family Trust and and options to purchase 84,000 shares of common stock and SARs to acquire 18,877 shares of common stock exercisable within sixty days of March 11, 2013.

(9)
Share amount includes 9,691 shares of common stock and SARs to acquire 19,146 shares of common stock that are exercisable within sixty days of March 11, 2013.

(10)
Share amount includes 14,293 shares held by the Wendell G. & Ethel S. Van Auken Trust, 13,000 shares held by the Van Auken Charitable Trust, 13,000 shares held by Dog Hill Partners LP, and options to purchase 64,000 shares of common stock and SARs to acquire 18,877 shares of common stock exercisable within sixty days of March 11, 2013.

(11)
Share amount includes 12,494 common shares held directly and options to purchase 558 shares of common stock and SARs to acquire 116,221 shares of common stock exercisable within sixty days of March 11, 2013.

(12)
Share amount includes 11,852 common shares held directly and SARs to acquire 32,996 shares of common stock that are exercisable within sixty days of March 11, 2013.

(13)
Share amount includes 2 common shares held directly and SARs to acquire 3,445 shares of common stock that are exercisable within sixty days of March 11, 2013.

(14)
Share amount includes 7,930 common shares held directly, options to purchase 10,000 shares of common stock and SARs to acquire 53,949 shares of common stock exercisable within sixty days of March 11, 2013.

(15)
Share amount includes 51,531 common shares held directly, options to purchase 6,750 shares of common stock and SARs to acquire 55,116 shares of common stock exercisable within sixty days of March 11, 2013.

(16)
Share amount includes options to purchase 1,115,308 shares of common stock exercisable within sixty days of March 11, 2013.

(17)
As of March 11, 2013, the Named Executive Officers listed below each held SARs. A SAR is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant and vests over four or five years. Upon exercise, SARs are settled in shares of Advent common stock. Before taxes, the number of shares of common stock issuable from in-the-money SARs exercisable within sixty days of March 11, 2013 for the Named Executive Officers listed below were as follows:

	Number of SARs Exercisable within 60 days of 3/11/2013	Exercise Price	Common Stock Fair Market Value as of 3/11/2013	Total Appreciation	Number of Shares of Common Stock Issuable from SARs Exercisable within 60 days of 3/11/2013
Stephanie G. DiMarco	203,000	$14.09	$26.57	$2,533,440	95,350
	27,533	$20.88	$26.57	$156,663	5,896
David P.F. Hess Jr.	100,000	$14.09	$26.57	$1,248,000	46,970
	35,000	$18.57	$26.57	$280,000	10,538
	24,780	$20.88	$26.57	$140,998	5,307
	51,000	$10.57	$26.57	$816,000	30,711
	38,188	$16.21	$26.57	$395,628	14,890
	43,021	$21.75	$26.57	$207,361	7,804
	22,473	$26.91	$26.57	$(7,641)	(288)
James S. Cox	8,000	$15.48	$26.57	$88,720	3,339
	5,000	$18.57	$26.57	$40,000	1,505
	4,523	$20.88	$26.57	$25,736	969
	28,500	$17.00	$26.57	$272,745	10,265
	9,333	$24.01	$26.57	$23,892	899
	20,563	$16.21	$26.57	$213,033	8,018
	31,354	$19.79	$26.57	$212,580	8,001
	10,733	$26.91	$26.57	$(3,649)	(137)
Todd J. Gottula	5,367	$26.91	$26.57	$(1,825)	(69)
	5,511	$21.75	$26.57	$26,563	1,000
	2,100	$16.21	$26.57	$21,756	819
	2,900	$20.88	$26.57	$16,501	621
	6,533	$22.48	$26.57	$26,720	1,006
Christopher J. Momsen	7,000	$13.73	$26.57	$89,880	3,383
	35,000	$17.15	$26.57	$329,700	12,409
	20,000	$18.57	$26.57	$160,000	6,022
	21,000	$17.41	$26.57	$192,360	7,240
	28,000	$22.48	$26.57	$114,520	4,310
	11,800	$20.88	$26.57	$67,142	2,527
	56,000	$24.01	$26.57	$143,360	5,396
	24,675	$16.21	$26.57	$255,633	9,621
	16,771	$21.75	$26.57	$80,836	3,042
	10,733	$26.91	$26.57	$(3,649)	(137)
Anthony E. Sperling	56,000	$13.73	$26.57	$719,040	27,062
	21,000	$18.57	$26.57	$168,000	6,323
	12,390	$20.88	$26.57	$70,499	2,653
	41,125	$16.21	$26.57	$426,055	16,035
	16,771	$21.75	$26.57	$80,836	3,042
	10,733	$26.91	$26.57	$(3,649)	(137)

POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY INFORMATION

        The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is Advent's preference to avoid related party transactions.

        Advent's Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. For purposes of this section, "related person" and "transaction" have the meanings contained in Item 404 of Regulation S-K.

        The individuals and entities that are considered "related persons" include:

  1.
  Directors, nominees for director and the EMT of the Company;

  2.
  Any person known to be the beneficial owner of five percent or more of the Company's common stock (a "5% Stockholder"); and

  3.
  Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, members of the EMT and 5% Stockholder.

        In addition, the Audit Committee is responsible for reviewing and monitoring Advent's Code of Business Ethics and Conduct with respect to Advent's principal executive and senior financial officers. Under the Code of Business Ethics and Conduct, directors, officers and all employees are expected to avoid any relationship, influence or activity that would cause or appear to cause a conflict of interest. Under Advent's Corporate Governance Principles, the Corporate Governance and Nominating Committee and the Board of Directors considers questions of possible conflicts of interest of directors and Named Executive Officers, other than related party transactions reviewed by the Audit Committee, and approves or prohibits any involvement of such persons in matters that may involve a conflict of interest or corporate opportunity. Under the Principles, directors must recuse themselves from any board meeting when the Board is considering a transaction in which the director has a financial or other material interest.

        Related party transactions are disclosed in Advent's applicable filings with the Securities and Exchange Commission as required under SEC rules.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During 2012, there were no transactions, nor are there any currently proposed transactions, in which Advent was or is to be a participant, the amount involved exceeded $120,000, and any related person had or will have a material direct or indirect interest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act ("Section 16(a)") requires the directors and certain officers of the Company, and persons who own ten percent or more of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.

        Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that all Forms required for such persons were filed, the Company believes that during 2012 all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with.

 AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

        The Company is making its 2012 Annual Report, which also contains the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (not including documents incorporated by reference), available to stockholders on the Internet at http://materials.proxyvote.com/007974. The Company will also provide copies of its 2012 Annual Report to registered stockholders. Additional copies of the Company's 2012 Annual Report are available without charge to stockholders upon written request to: Corporate Secretary, Advent Software Inc., 600 Townsend Street, Suite 500, San Francisco, California 94103. You may review the Company's filings with the Securities and Exchange Commission by visiting the Company's Investor Relations website at www.advent.com.

OTHER MATTERS

        The Company knows of no other matters to be submitted at the meeting.

        Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the postage-paid return envelope provided. Beneficial owners also have the option to vote your shares via the Internet. Any stockholder attending the meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ RANDALL COOK Randall Cook Senior Vice President, General Counsel & Secretary
San Francisco, California March 27, 2013

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000166426_1 R1.0.0.51160 ADVENT SOFTWARE, INC. 600 TOWNSEND STREET SAN FRANCISCO, CA 94103 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following nominees: For Against Abstain 1. Election of Directors 1a John H. Scully 1b Stephanie G. DiMarco 1c David Peter F. Hess Jr. 1d James D. Kirsner 1e Wendell G. Van Auken 1f Christine S. Manfredi 1g Asiff S. Hirji 1h Robert M. Tarkoff The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2013. 3 To approve, on an advisory basis, the compensation of our named executive officers. NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting Yes No Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.

0000166426_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/10K Wrap is/are available at www.proxyvote.com . ADVENT SOFTWARE, INC. Annual Meeting of Stockholders May 9, 2013 9:30 AM This proxy is solicited by the Board of Directors The stockholders hereby appoint David Peter F. Hess Jr. and James S. Cox, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ADVENT SOFTWARE, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, PDT on May 9, 2013, at Advent Software 600 Townsend St, San Francisco, CA 94103, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side